                                CREDIT AGREEMENT

                                  DATED AS OF

                                October 1, 1999

                                     AMONG




                          BATTLE MOUNTAIN CANADA LTD.
                                  as Borrower

                                      and

                   THE LENDERS FROM TIME TO TIME PARTIES HERETO

                                      and

                       CANADIAN IMPERIAL BANK OF COMMERCE

                            as Administrative Agent


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                               CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of October 1, 1999 and is entered into among BATTLE MOUNTAIN CANADA LTD., the Lenders from time to time parties hereto, and CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent.

         The parties hereto agree as follows:

                            ARTICLE 1 - DEFINITIONS

1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

         "ACCEPTABLE GOLD HEDGING PROGRAM" means a program under which the Borrower or the Parent, on behalf of the Borrower, shall have entered into one or more Designated Gold Hedging Contracts maturing, as to at least 600,000 ounces of gold, prior to December 31, 2003 and, as to at least another 150,000 ounces of gold, prior to December 31, 2005 and meeting, individually or in the aggregate, as the context requires, each of the following criteria:

     (a) Each Gold Hedging Contract shall be in accordance with the Approved Gold Hedging Policy;

     (b) The aggregate delivery obligation of the Borrower or the Parent, on behalf of the Borrower, under all Designated Gold Hedging Contracts during any consecutive 15-month period shall not exceed the forecasted gold production by the Borrower at its Golden Giant and Holloway mines during such 15-month period; and

     (c) The weighted average price payable by counterparties to the Borrower or the Parent, on behalf of the Borrower, under the Designated Gold Hedging Contracts shall be not less than $260 per ounce for at least 750,000 ounces of gold as at October 31, 2001.

Before a Gold Hedging Contract becomes a Designated Gold Hedging Contract, the Borrower and the Administrative Agent shall agree on the economic value of such Gold Hedging Contract. If the Borrower and the Administrative Agent cannot agree upon the economic value of such Gold Hedging Contract, such economic value shall be determined by PricewaterhouseCoopers, or such other institution as the Borrower and the Administrative Agent may agree, whose determination shall be final and binding upon the Borrower, the Administrative Agent and the Lenders. Once a Gold Hedging Contract has become a Designated Gold Hedging Contract, such Gold Hedging Contract may not cease to be a Designated Gold Hedging Contract without the prior written consent of the Administrative Agent, unless such Designated Gold Hedging Contract is being simultaneously replaced with a Gold Hedging Contract having equal or better economic value for the Borrower, as determined by the Borrower and the Administrative Agent.

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                                      -2-


           "ADJUSTED MARKET VALUE OF THE NIUGINI SHARES" means an amount equal to the aggregate of (a) an amount equal to the product of (i) the amount of available cash in Niugini, multiplied by (ii) the fully diluted percentage ownership interest of the Borrower in Niugini, plus (b) an amount equal to the product of (i) the trailing 20-day average closing trading price of the common shares of Lihir on the Australian Stock Exchange, multiplied by
(ii) the number of common shares of Lihir owned by Niugini, and multiplied by
(iii) the fully diluted percentage ownership interest of the Borrower in Niugini.

          "ADMINISTRATIVE AGENT" means Canadian Imperial Bank of Commerce, in its capacity as administrative agent for the Lenders hereunder, and its successors pursuant to the provisions hereof.

          "ADMINISTRATIVE QUESTIONNAIRE" means a questionnaire in the form provided by the Administrative Agent.

          "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

          "APPLICABLE LAW" means, with respect to any Person, property, transaction, event or other matter, any law, statute, regulation, order, judgment, decree, treaty, directive or other requirement having the force of law relating or applicable to such Person, property, transaction, event or other matter, and shall also include any interpretation of the law or any part thereof by any Person having jurisdiction over it or charged with its administration or interpretation.

          "APPLICABLE MARGIN" means, in the case of (i) any LIBOR Loan under Tranche I, 0.20%, (ii) any USBR Loan under Tranche I, nil, (iii) any LIBOR Loan under Tranche II, 1.50%, (iv) any USBR Loan under Tranche II, 0.50%, (v) any LIBOR Loan under Tranche III, 1.50%, and (vi) any USBR Loan under Tranche III, 0.50%.

          "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment.

          "APPROVED CAPITAL EXPENDITURES" means the capital expenditures contemplated by the initial Cash Flow Model approved by the Required Lenders, and any other capital expenditures contemplated by any subsequent Cash Flow Model prepared by the Borrower and approved by the Required Lenders.

          "APPROVED GOLD HEDGING POLICY" means the gold hedging policy approved by the Parent's board of directors, a copy of which is attached as Schedule A.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

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                                      -3-


          "BORROWER" means Battle Mountain Canada Ltd., an Ontario corporation, and its successors and permitted assigns.

          "BORROWING" means any availment of the Tranche I Commitment, the Tranche II Commitment or the Tranche III Commitment, respectively, and includes a rollover or conversion of any outstanding Loan.

          "BRIDGE LOAN AGREEMENT" means the loan agreement dated as of September 30, 1997 between Canadian Imperial Bank of Commerce and the Borrower, as amended from time to time, pursuant to which Canadian Imperial Bank of Commerce made a $145,000,000 term loan to the Borrower.

          "BUSINESS DAY" means any day that is not (a) a Saturday, Sunday or other day on which commercial banks in Toronto are authorized or required by law to remain closed, or (b) in the case of any LIBOR Loan, a day on which commercial banks in London, England are authorized or required by law to remain closed.

          "CASH FLOW MODEL" means a cash flow model provided by the Borrower both as a condition precedent to the making of the Loans pursuant to Section
4.1 and annually thereafter and whenever the forecasted "life of mine" changes (unless requested more frequently by the Administrative Agent). The model is to be based on the Borrower's then prevailing "life of mine" forecasts for each of the Borrower's Golden Giant and Holloway mines, will include all material technical assumptions and analyses and will be prepared in the format attached as Schedule B. The Cash Flow Model will factor in the following input assumptions:

     (a) gold prices, exchange rate assumptions and interest rate assumptions;

     (b)  unescalated prices/costs; and

     (c) as cash outlays, all cash operating costs/expenses, maintenance capital expenditures, royalties, cash taxes, cash reclamation costs and other similar expenses.

The Borrower will not reduce the projected costs or reduce projected capital expenditures in any subsequent Cash Flow Model without the approval of the Required Lenders.

          "CDN. DOLLARS" and "CDN.$" refer to lawful money of Canada.

          "CHANGE IN LAW" means (i) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (ii) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof after the date of this Agreement, or (iii) the making or issuing of any request, guideline or official directive (whether or not having the force of law) of any Governmental Authority after the date of this Agreement.

          "COLLATERAL" means the property described in and subject to the Liens created by any Security Instrument.

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                                      -4-


          "COMMITMENT" means, with respect to each Lender, the commitment(s) of such Lender to make Tranche I Loans, Tranche II Loans or Tranche III Loans hereunder, as such commitments may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount(s) of each Lender's Commitment(s) are set forth on Schedule C, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment(s), as applicable. The initial aggregate amount of the Commitments is $104,400,000.

          "DEFAULT" means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "DESIGNATED FX CONTRACT" means and FX Contract entered into by the Borrower (a) under which the counterparty has an unsecured debt credit rating of at least "A-" by Standard & Poor's (or the Moody's or Fitch equivalent), unless the marked-to-market exposure of such counterparty under all of its FX Contracts with the Borrower exceeds $25,000,000, in which case such counterparty shall have an unsecured debt credit rating of at least "AA-" by Standard & Poor's (or the Moody's or Fitch equivalent), (b) the economic benefit of which has been assigned to the Administrative Agent, as security, pursuant to documentation satisfactory to the Administrative Agent (which documentation shall include any consents required from any counterparty under any such FX Contract, and may take the form of Exhibit J), and (c) which is otherwise on terms and conditions customary in the industry.

          "DESIGNATED GOLD HEDGING CONTRACT" means a Gold Hedging Contract
(a) designated by the Borrower to the Administrative Agent as a Gold Hedging Contract to be included as part of the Acceptable Gold Hedging Program, (b) under which the counterparty has an unsecured debt credit rating of at least "A-" by Standard & Poor's (or the Moody's or Fitch equivalent), unless the marked-to-market exposure of such counterparty under all of its Gold Hedging Contracts with the Borrower exceeds $25,000,000, in which case such counterparty shall have an unsecured debt credit rating of at least "AA-" by Standard & Poor's (or the Moody's or Fitch equivalent), (c) the economic benefit of which has been assigned to the Administrative Agent, as security, pursuant to documentation satisfactory to the Administrative Agent (which documentation shall include any consents required from any counterparty under any such Gold Hedging Contract, and may take the form of Exhibit J), and (d) which is otherwise on terms and conditions customary in the industry.

          "EFFECTIVE DATE" means the date on which all of the conditions specified in Section 4.1 are satisfied or waived in accordance with Section 9.2.

          "EVENT OF DEFAULT" has the meaning specified in Section 7.1.

          "EVENT OF FORCE MAJEURE" means any act of God, enemy or hostile actions, sabotage, war, blockades, insurrections, riots, epidemics, washouts, nuclear and radiation activity or fall-out, civil disturbances, explosions, fire or other casualty, or any other cause, whether similar to or dissimilar from the foregoing, beyond the reasonable control of the Borrower and not avoidable by the exercise of reasonable foresight or solvable by use of the Borrower's best efforts.

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                                      -5-


          "EXCESS CASH FLOW" means, for any Excess Cash Flow Period, an amount equal to the aggregate of (a) gross revenues for such period (including the amount of any profit realized by the Parent under any Designated Gold Hedging Contract which is concurrently reinvested by the Parent in the Borrower, either by way of equity or subordinated debt, as required by Section 5.1(n)), less (without duplication) the aggregate of cash operating costs, cash royalties, cash refining costs, amounts actually expended on account of capital expenditures, exploration expenditures up to Cdn. $10,000,000 annually, cash reclamation costs, interest payments, scheduled principal payments and cash taxes paid by or on behalf of the Borrower during such period, (b) the amount of any net cash proceeds received by the Borrower during such period as a result of any sale by the Borrower of any of its shares of Niugini, but only to the extent that any net cash proceeds received by the Borrower from the sale of its shares of Niugini (during any period after the Effective Date) exceeds $30,000,000, (c) the amount of any management fees, affiliation fees, administrative fees or other similar payments made by the Borrower to the Parent or any Affiliate of the Parent during such period and (d) the amount of any cash distribution received by the Borrower from a Subsidiary during such period. For greater certainty, "Excess Cash Flow" shall be calculated giving effect to the cash impact of the Borrower's deferred sales program.

          "EXCESS CASH FLOW PERIOD" means, (i) as at March 31 in any year, the three month period ending on such date, (ii) as at June 30 in any year, the six month period ending on such date, (iii) as at September 30 in any year , the nine month period ending on such date, and (iv) as at December 31 in any year, the 12 month period ending on such date; provided, however, that for the Excess Cash Flow Period ending December 31, 1999, "Excess Cash Flow Period" means the period from and including July 23, 1999 to and including December 31, 1999.

          "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (i) income or franchise taxes imposed on (or measured by) its taxable income, (ii) capital taxes imposed on (or measured by) its taxable capital, (iii) taxes imposed on or measured by its assets, and (iv) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender in respect of any Loan.

          "FINANCING DOCUMENTS" means this Agreement, the Security Instruments, and the Interest Election Requests, together with any other document, instrument or agreement (other than participation, agency or similar agreements among the Lenders or between any Lender and any other bank or creditor with respect to any indebtedness or obligations of the Borrower hereunder) now or hereafter entered into in connection with this Agreement, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

          "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer or treasurer of the Borrower.

          "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than Canada, a Canadian province or a Canadian federal territory.

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                                      -6-


          "FX CONTRACT" means a currency exchange agreement (including any swap, cap or collar) designed to protect the Borrower against currency exchange risk, and not for speculative investment purposes.

          "GAAP" means generally accepted accounting principles of the United States of America from time to time.

          "GOLD HEDGING CONTRACT" means a forward sale agreement or similar arrangement (including any swap, cap or collar) designed to protect the Borrower against gold pricing risk, and not for speculative investment purposes.

          "GOVERNMENTAL AUTHORITY" means the government of Canada, any other nation or any political subdivision thereof, whether provincial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GUARANTEE" of or by any Person means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation.

          "HEMLO GOLD (U.S.A.) REORGANIZATION" means the transaction described in Schedule D.

          "INDEBTEDNESS" of any Person includes, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Guarantees by such Person of Indebtedness of others, (g) all capital lease obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and (j) the net amount of obligations of such Person under commodity swap agreements, exchange rate swap agreements and interest rate swap agreements or any similar agreements (including Gold Hedging Contracts). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general or limited partner) to the extent such


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                                      -7-


Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.3.

          "INTEREST PAYMENT DATE" means, in the case of (i) any USBR Loan, the first Business Day of each month, and (ii) in the case of any LIBOR Loan, the last day of the Interest Period relating to such LIBOR Loan; providing that, in the case of any Interest Period relating to any LIBOR Loan which is greater than 90 days, the Interest Payment Dates for such Interest Period shall occur not less frequently than every 90 days during such Interest Period, and on the last day such Interest Period.

          "INTEREST PERIOD" means, subject to Section 2.3, with respect to a LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on a day that is between one and twelve months thereafter, as the Borrower may elect.

          "LENDERS" means, at any time, the Persons listed as lenders on Schedule A and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "LIBOR BORROWING" means a Borrowing comprised of a LIBOR Loan.

          "LIBOR LOAN" means a Loan denominated in U.S. Dollars which bears interest at a rate based upon the LIBOR Rate.

          "LIBOR RATE" means, with respect to any LIBOR Borrowing for any Interest Period, a rate of interest per annum, calculated on the basis of a year of 360 days, equal (i) to the interest rate per annum shown on the "LIBO Page" of the Reuters Domestic Money Service screen or any successor page as the composite offered rate for London interbank deposits with a period comparable to such Interest Period at 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period, or (ii) if the rate in clause (i) of this definition is not shown for any particular day, to the average of the interest rates per annum (rounded upwards, if necessary, to the next 1/16th of 1%) at which U.S. Dollars are offered by the Reference Banks to prime banks in the London interbank market in amounts comparable to the principal amount of the LIBOR Loan to which such LIBOR Rate is to be applicable with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 10:00 a.m. (Toronto time) two Business Days prior to the commencement of such Interest Period.

          "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, security interest, adverse claim, defect of title or right of set off in, on or of such asset,
(b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and


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                                      -8-


(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "LIHIR" means Lihir Gold Limited, a Papua New Guinea corporation.

          "LOAN" means any loan made by a Lender to the Borrower pursuant to this Agreement.

          "MARKET VALUE OF THE NIUGINI SHARES" means an amount equal to the product of (a) the trailing 20-day average closing trading price for the common shares of Niugini on the Australian Stock Exchange, multiplied by (b) the number of common shares of Niugini held by the Borrower and pledged to the Administrative Agent.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, condition (financial or otherwise), operations, properties or reasonably foreseeable prospects of the Borrower.

          "NET PRESENT VALUE OF THE GOLDEN GIANT AND HOLLOWAY MINES" means, at any time, the net present value of the Borrower's Golden Giant and Holloway mines, taking into account the following criteria:

     (a) the discount rate to be used in determining such net present value will be 8% per annum;

     (b) such net present value will be determined based upon the projected cash flow of the Proven Reserves and Probable Reserves at the Golden Giant and Holloway mines, after projected cash costs, capital expenditures and cash taxes, but before debt service, all in accordance with the Cash Flow Model;

     (c) the cash flow attributable to gold production which is hedged under a Gold Hedging Contract will be the value of the assigned hedged ounces at the agreed hedged prices as at the contracted delivery dates;

     (d) the cash flow attributable to unhedged gold production will be the lower of the spot price of gold at such time and $245/ounce;

     (e) the cash flow attributable to a gold call option will be the lower of the spot price of gold and the call price; and

     (f) such net present value will be determined taking into account any FX Contracts and otherwise using foreign exchange assumptions contained in the most recent economic forecast issued by Canadian Imperial Bank of Commerce.

     "NIUGINI" means Niugini Mining Limited, a Papua New Guinea corporation.

     "PARENT" means Battle Mountain Gold Company, a Nevada corporation.


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                                      -9-


     "PARENT GUARANTEE, CASH COLLATERAL AND SUBORDINATION AGREEMENT" means the Parent Guarantee, Cash Collateral and Subordination Agreement to be executed and delivered by the Parent to the Administrative Agent pursuant to
Section 4.1(j).

     "PARI PASSU L/C LINE" means a credit line established by any Person in favour of the Borrower providing letter of credit availability to the extent permitted by Section 6.1(b)(vii).

     "PARI PASSU OPERATING LINE" means a credit line established by any Person in favour of the Borrower providing operating credit availability to the extent permitted by Section 6.1(b)(iv).

     "PAYMENT OFFICE" means the Administrative Agent's office located at Commerce Court West, Toronto, Ontario, Attention Associate Director (or such other office or individual as the Administrative Agent may hereafter designate in writing to the other parties hereto).

     "PERMITS" means authorizations, approvals, permits, licenses, certificates, certificates of authorization, consents, registrations, registration numbers, filings or any other authorizations issued by any Governmental Authority.

     "PERMITTED LIENS" means:

     (a) Liens created upon any real or personal assets of the Borrower to secure or securing the whole or any part of the purchase price of such assets or the whole or any part of the cost of constructing or installing fixed improvements thereon (including any Lien given to secure Indebtedness incurred for the construction of townsites, employees' housing, warehouses or office premises) or to secure or securing the repayment of money borrowed to pay the whole or any part of such purchase price or cost or any vendor's privilege or Lien on such assets securing all or any part of such purchase price or cost, including title retention agreements and leases in the nature of title retention agreements; provided that the aggregate outstanding amount of all such Liens does not exceed $5,000,000; and

     (b) any renewal, refunding or extension of any Lien referred to in the foregoing clause in which the principal outstanding after such renewal, refunding or extension is not increased and the Lien is limited to the assets originally subject thereto and any improvements thereon;

     (c) Liens in respect of any Pari Passu Operating Line or any Pari Passu L/C Line;

     (d) undetermined or inchoate Liens and charges incidental to construction, maintenance or operations which have not at the time been filed pursuant to Applicable Law;

     (e) the Lien of taxes and assessments for the then current year, the Lien for taxes and assessments not at the time overdue and Liens securing worker's compensation assessments and the Lien for specified taxes and assessments which are overdue but the validity of which is being contested at the time in good faith, if the Borrower shall have made on its books adequate provision therefor;

     (f) cash or governmental obligations deposited in the ordinary course of business in connection with contracts, bids, tenders or to secure worker's compensation, unemployment insurance, surety or appeal bonds, costs of litigation, when required by law (but not judgment Liens), public and statutory obligations, Liens or claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar Liens;

     (g) security given in the ordinary course of business to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of the Borrower;

     (h) the reservations and exceptions contained in the original disposition from the Crown and grants made by the Crown of interests so reserved or excepted;

     (i) easements, rights of way and servitudes which, in the aggregate, could not reasonably be expected to materially impair the use of the land concerned for the purpose for which it is held or used by the Borrower or materially affect the Liens to be granted pursuant to this Agreement;

     (j) title defects or irregularities which, in the aggregate, could not reasonably be expected to materially impair the use of the property for the purposes for which it is held by the Borrower or materially affect the Liens to be granted pursuant to this Agreement;

     (k) the excess of the amount of any taxes, rates, assessments or governmental charges or levies for which final assessments have not been received over and above the amount of such taxes, rates, assessments or governmental charges or levies as estimated by a Responsible Officer of the Borrower;

     (l) all rights reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant or permit held by the Borrower or by any statutory provision to terminate any such lease, licence, franchise grant or permit or to require annual or periodic payments as a condition of the continuance thereof;

     (m) any right or easement vested in any Person pursuant to any order of the Mining and Lands Commissioner granted pursuant to section 175 of the MINING ACT (Ontario);

     (n) reservations or restrictions with respect to land that are required as a condition of any government approval or consent, including the issuance of any lease or patent under the MINING ACT (Ontario);

     (o) Liens arising under joint venture agreements or other similar agreements entered into prior to the date hereof, and Liens arising under joint venture agreements or other similar agreements entered into on or after the date hereof which are specifically consented to in writing by the Administrative Agent;

     (p) Liens securing Indebtedness permitted by Section 6.1(b)(v), provided that such Liens are subordinated to the Liens arising under the Financing Documents on terms and conditions satisfactory to the Administrative Agent;

     (q) Liens arising under the Security Instruments and Liens in respect of cash pledged to the Administrative Agent as contemplated by
          Section 7.2(d); and

     (r) other Liens in respect of which the Administrative Agent has given its specific written consent.

     "PERSON" includes any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PROBABLE RESERVES" means the "probable reserves" which the Parent files with respect to the Borrower with the United States Securities and Exchange Commission from time to time or, in the absence of such filing, gold ore which can be mined and milled on an economic basis in accordance with prevailing industry standards and for which tonnage and grade are computed partly from specific measurements, sample or production data and partly from projection for a reasonable distance on geological evidence and for which the sites available for inspection, measurement and sampling are too widely or otherwise inappropriately spaced to outline the material completely or to establish its grade throughout.

     "PROVEN RESERVES" means the "proven reserves" which the Parent files with respect to the Borrower with the United States Securities and Exchange Commission from time to time or, in the absence of such filing, gold ore which can be mined and milled on an economic basis in accordance with prevailing industry standards and for which tonnage is computed from dimensions revealed in outcrops or trenches or underground workings or drill holes and for which the grade is computed from the results of adequate sampling and for which the sites for inspection, sampling and measurement are so spaced and the geological character so well defined that the size, shape and mineral content are established and for which the computed tonnage and grade are judged to be accurate within stated limits.

     "REFERENCE BANKS" means Canadian Imperial Bank of Commerce and The Chase Manhattan Bank.

     "REGISTER" has the meaning set forth in Section 9.4(c).

     "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "REQUIRED LENDERS" means, at any time, Lenders having outstanding Loans representing at least 66-b% of the sum of the total outstanding Loans at such time.

     "RESERVE TAIL" means, as at any date of determination, the aggregate of the Proven Reserves and Probable Reserves of the Borrower's Golden Giant mine or Holloway mine, as applicable.

     "RESPONSIBLE OFFICER" means, with respect to any corporation, the chairman, the president, any vice president, the chief executive officer or the chief operating officer and any Financial Officer of such corporation and, unless otherwise specified, all references herein to a Responsible Officer mean a Responsible Officer of the Borrower.

     "SECURED PARTIES" means the Lenders, the Administrative Agent, any Person providing a Pari Passu L/C Line to the Borrower, and any Person providing a Pari Passu Operating Line to the Borrower.

     "SECURITY INSTRUMENTS" means the agreements or instruments described or referred to in Sections 4.1(i), (j) and (k), including, to the extent any such Section describes an amendment, the agreement or instrument amended thereby; and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, any Subsidiary, the Parent or any other Person as security for the payment or performance of the obligations of the Borrower under the Financing Documents, as any of the foregoing may have been, or may hereafter be, amended, modified or supplemented.

     "SUBSIDIARY" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "SUBSIDIARY" means any subsidiary of the Borrower.

     "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, and includes any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Financing Document.

     "TRANCHE I COMMITMENT" means, with respect to each Tranche I Lender, the commitment of such Tranche I Lender to make Tranche I Loans hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments made by or to such Tranche I Lender pursuant to Section 9.4. The initial amount of each Tranche I Lender's Commitment is set forth on Schedule C, or in the Assignment and Acceptance pursuant to which such Tranche I Lender shall have assumed that Tranche I Commitment, as applicable. The initial aggregate amount of the Tranche I Commitments is $40,000,000.

     "TRANCHE I LENDER" means any Lender with a Tranche I Commitment.

     "TRANCHE I LOAN" means a Loan made by a Lender pursuant to its Tranche I Commitment.

     "TRANCHE II COMMITMENT" means, with respect to each Tranche II Lender, the commitment of such Tranche II Lender to make Tranche II Loans hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments made by or to such Tranche II Lender pursuant to Section 9.4. The initial amount of each Tranche II Lender's Commitment is set forth on Schedule C, or in the Assignment and Acceptance pursuant to which such Tranche II Lender shall have assumed that Tranche II Commitment, as applicable. The initial aggregate amount of the Tranche II Commitments is $30,000,000.

     "TRANCHE II LOAN" means a Loan made by a Lender pursuant to its Tranche II Commitment.

     "TRANCHE II LENDER" means any Lender with a Tranche II Commitment.

     "TRANCHE III COMMITMENT" means, with respect to each Tranche III Lender, the commitment of such Tranche III Lender to make Tranche III Loans hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments made by or to such Tranche III Lender pursuant to Section 9.4. The initial amount of each Tranche III Lender's Commitment is set forth on Schedule C, or in the Assignment and Acceptance pursuant to which such Tranche III Lender shall have assumed that Tranche III Commitment, as applicable. The initial aggregate amount of the Tranche III Commitments is $34,400,000.

     "TRANCHE III LENDER" means any Lender with a Tranche III Commitment.

     "TRANCHE III LOAN" means a Loan made by a Lender pursuant to its Tranche III Commitment.

     "TRANSACTIONS" means the execution, delivery and performance by the Borrower and the Parent, as applicable, of this Agreement and the other Financing Documents, the borrowing of the Loans, the granting of the Liens arising under the Security Instruments and the use of the proceeds of the Loans.

     "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or USBR.

     "USBR" means the higher of (i) the rate publicly announced by the Administrative Agent from time to time as its base rate for US Dollar commercial loans made in Canada, and (ii) the rate on overnight Federal Funds transactions with members of the Federal Reserve System in the United States, as published on the next succeeding Business Day by the Federal Reserve Bank in New York, plus 0.50%.

     "USBR BORROWING" means a Borrowing comprised of a USBR Loan.

     "USBR LOAN" means a loan in U.S. Dollars on which interest is calculated by reference to USBR.

     "U.S. DOLLARS" and "U.S.$" refer to lawful money of the United States of America.

1.2 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference in this Agreement to a Permitted Lien shall not be construed as a subordination, or an agreement to subordinate, on the part of the Administrative Agent.

1.3 ACCOUNTING TERMS; GAAP. All calculations for the purposes of determining compliance with the financial covenants contained herein shall be made on a basis consistent with GAAP and used in the preparation of the financial statements of the Borrower referred to in Section 3.1(j) (being unconsolidated financial statements) and shall be determined in a manner consistent with prior periods.

1.4 RATE AND FEE BASIS. LIBOR interest rates are to be calculated on the basis of a year of 360 days for the actually days elapsed. Unless otherwise stated, whenever this Agreement reference is made to a rate of interest "PER ANNUM" or a similar expression is used, such interest will be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest. All payments of interest to be made hereunder will be paid both before and after maturity and before and after default and/or judgment, if any, until payment thereof, and interest will accrue on over-due interest, if any. To the fullest extent permitted by Applicable Law, any amount not paid when due hereunder shall bear interest at the rate per annum equal to 2% in excess of the rate which would have otherwise applied hereunder.

1.5 CURRENCY. Unless otherwise stated, all amounts referred to herein are in U.S. Dollars.

1.6 INDIRECT INTEREST IN LIHIR. All references in this Agreement to the sale or other disposition of the Borrower's "indirect interest in Lihir" shall include a sale or other disposition of the Borrower's shares in Niugini, as well as any other transaction which results in a sale or other disposition of the Borrower's indirect interest in Lihir.

1.7 SCHEDULES AND EXHIBITS. The following Schedules and Exhibits are attached to and form part of this Agreement:

     SCHEDULES

     A    -    Approved Gold Hedging Policy
     B    -    Cash Flow Model
     C    -    Commitments
     D    -    Hemlo Gold (U.S.A.) Reorganization
     E    -    Ownership and Book Value of Subsidiaries
     F    -    Material Adverse Changes

     EXHIBITS

     A    -    Assignment and Acceptance
     B    -    McCarthy Tetrault Opinion
     C-1  -    Greg V. Etter Opinion
     C-2  -    Mayor Day Opinion
     D    -    Demand Debenture
     E    -    Debenture Pledge Agreement
     F    -    Securities Pledge Agreement
     G    -    Parent Guarantee, Cash Collateral and Subordination Agreement
     H    -    Compliance Certificate
     I    -    Excess Cash Flow Worksheet
     J-1  -    Hedging Contract Security Agreement-Parent
     J-2  -    Hedging Contract Confirmation Agreement-Borrower

                         ARTICLE 2  - THE CREDITS

2.1 COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make one or more non-revolving, reducing term loans to the Borrower in an amount equal to such Lender's Tranche I Commitment, Tranche II Commitment and/or Tranche III Commitment, respectively. The Loans will be made by the Lenders to the Borrower on the Effective Date. Any portion of the Commitments not borrowed on the Effective Date will be cancelled.

2.2 LOANS AND BORROWINGS. Each Loan shall be made as part of a Borrowing made by the Lenders rateably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.
Each Borrowing shall be comprised entirely of LIBOR Loans or USBR Loans as the Borrower may request in accordance herewith. At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000 (other such lesser amount as shall remain in the Commitments). Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of five LIBOR Borrowings outstanding.

2.3      INTEREST ELECTIONS.

     (a) Each Borrowing initially shall be of the Type and, in the case of a LIBOR Borrowing, shall have an initial Interest Period, specified by the Borrower to the Administrative Agent prior to the Effective Date. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.3. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated rateably among the Lenders, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (a) in the case of a LIBOR Borrowing, not later than 11:00 a.m., Toronto time, two Business Days before the date of the proposed election, and (b) in the case of a USBR Borrowing, not later than 11:00 a.m., Toronto time, on the date of the proposed election (provided that such notice periods shall be increased to three Business Days for LIBOR Borrowings and one Business Day for USBR Borrowings if Canadian Imperial Bank of Commerce shall have assigned an interest in any of the Commitments pursuant to Section 9.4). Each such telephone Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

         (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

         (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

         (iii) whether the resulting Borrowing is to be a LIBOR Borrowing or a USBR Borrowing; and

         (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

           If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month.

     (d) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a USBR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing beyond the then current Interest Period, and (ii) unless repaid, each LIBOR Borrowing shall be converted to a USBR Borrowing at the end of the Interest Period applicable thereto.

     (e) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (f) In connection with each LIBOR Borrowing, the Borrower shall elect an Interest Period to be applicable to such LIBOR Borrowing, which Interest Period shall begin on and include the date selected by the Borrower pursuant to the applicable provisions of this Agreement, and end on the date which is at least one month and not more than twelve months thereafter, as selected by the Borrower; PROVIDED that:

         (i) BUSINESS DAYS: If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED, FURTHER, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (ii) MONTH END: Any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to subparagraph
                (iii) below, end on the last Business Day of a calendar month;
                and

         (iii) PAYMENT LIMITATIONS: No Interest Period shall impair the ability of the Borrower to make any scheduled repayment hereunder without incurring breakage charges.

2.4      FUNDING OF BORROWINGS.

     (a) Each Lender shall make each Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 11:00 a.m., Toronto time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Toronto, Ontario and designated by the Borrower on the Effective Date.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made or will make such share available on such date in accordance with Section 2.4(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.
          In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or in the case of the Borrower, the interest rate applicable to USBR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

2.5      REPAYMENT.

     (a) Subject to Section 7 and the balance of this Section 2.5, the Borrower shall repay:

         (i)    The Tranche I Loans on December 31, 2003;

         (ii) The Tranche II Loans on the earlier of (A) the sale by the Borrower of its shares of Niugini, (B) the date of receipt by the Borrower of its share of the net cash proceeds from the sale or other disposition by Niugini of its interest in Lihir, and (C) December 31, 2003; and

         (iii) the Tranche III Loans in 14 instalments, payable on each September 30, January 31, March 31 and June 30 with the first such instalment (in the amount of $2,550,000) due September 30, 2000 and the remaining 13 instalments (each in the amount of $2,450,000) due on each September 30, January 31, March 31 and June 31 thereafter until all of the Tranche III Loans have been paid in full (except that the last such instalment shall be payable on December 31, 2003, and not January 31, 2004).

     (b) Subject to Sections 2.5(a)(ii)(B) and 2.5(g), the Borrower shall have the right at any time and from time to time to prepay all or any part of the Loans on two Business Days prior written notice, provided that (i) any such prepayment is in an amount of at least $5,000,000 or, if less, the amount of the applicable Tranche, and
          (ii) the Borrower shall not make any prepayment on account of the Tranche I Loans prior to the repayment in full of the Tranche II Loans and the Tranche III Loans unless such prepayment of the Tranche I Loans is made by applying all or part of the cash collateral provided by the Parent or the Borrower pursuant to the Parent Guarantee, Cash Collateral and Subordination Agreement or Section 7.2(d) of this Agreement. If no Default or Event of Default has occurred and is continuing, or if the voluntary prepayment is being made pursuant to any of Sections 5.4(a), (b) or
          (c), the Borrower may direct that a prepayment be applied against either the Tranche II Loans or the Tranche III Loans, but if a prepayment is to be applied against the Tranche III Loans, it shall be applied in inverse order of maturity, unless such prepayment is made with the proceeds of new equity or subordinated debt, in which case such prepayment shall be applied as the Borrower may direct. Any voluntary prepayment of an amount outstanding as a LIBOR Loan shall be permitted only on the last day of the relevant Interest Period, unless the Borrower indemnifies the Lenders for any breakage costs associated therewith.

     (c) Until the Borrower shall have implemented and be maintaining an Acceptable Gold Hedging Program, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, an amount equal to 50% of Excess Cash Flow for each Excess Cash Flow Period and, provided no Default or Event of Default shall have occurred and be continuing, the Borrower may (but need not) make payments to the Parent, in an amount equal to (i) in the case of the first Excess Cash Flow Period in any year, 50% of Excess Cash Flow for such Excess Cash Flow Period, and (ii) in the case of any other Excess Cash Flow Period, an amount equal to the positive difference, if any, obtained by subtracting the amount of Excess Cash Flow received by the Parent from the Borrower on account of the immediately preceding Excess Cash Flow Period from an amount equal to 50% of Excess Cash Flow for such Excess Cash Flow Period, subject to an aggregate maximum of $10,000,000 for the period after July 23, 1999.

     (d) After, and for so long as, the Borrower shall have implemented and is maintaining an Acceptable Gold Hedging Program, and provided that the Borrower continues to intend to dispose of its indirect interest in Lihir and to apply the net cash proceeds of such disposition to repay the Loans, and provided that no Default or Event of Default shall have occurred and be continuing, the Borrower may (but need not) make payments to the Parent in an aggregate amount not exceeding 100% of Excess Cash Flow for each Excess Cash Flow Period, to an aggregate maximum of $50,000,000 for the period after July 23, 1999 (such $50,000,000 includes the $10,000,000 in Section 2.5(c)).
          Thereafter, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, an amount equal to 50% of Excess Cash Flow for each Excess Cash Flow Period and, provided that no Default or Event of Default shall have occurred and be continuing, the Borrower may, but need not, make payments to the Parent in an amount equal to (i) in the case of the first Excess Cash Flow Period in any year, 50% of Excess Cash Flow for such Excess Cash Flow Period, and
          (ii) in the case of any other Excess Cash Flow Period, an amount equal to the positive difference, if any, obtained by subtracting the amount of Excess Cash Flow received by the Parent from the Borrower on account of the immediately preceding Excess Cash Flow Period from an amount equal to 50% of Excess Cash Flow for such Excess Cash Flow Period.

     (e) Any amount paid to the Administrative Agent pursuant to any of Sections 2.5(c) or (d) shall be applied, firstly, against the Tranche II Loans until repaid in full, and secondly, against the Tranche III Loans, in inverse order of maturity, until repaid in full; provided that after, and for so long as, the Borrower shall have implemented and is maintaining an Acceptable Gold Hedging Program, the Borrower may direct that such amount be applied, firstly, to the Tranche III Loans in inverse order of maturity, and secondly, to the Tranche II Loans. Any payment to the Administrative Agent pursuant to Section 2.5(c) or Section 2.5(d) shall be made not later than 60 days after the end of the relevant Excess Cash Flow Period.

     (f) Any payment to the Parent pursuant to Sections 2.5(c) or (d) shall be made in the most tax-efficient manner available to the Borrower (in its judgment, acting reasonably) at the time of the payment.

     (g) If the Borrower sells or otherwise disposes of any asset out of the ordinary course of business (including any sale or other disposition permitted by Section 6.1(e)(ii), but excluding any sale or other disposition permitted by Section 6.1(e)(i), which is dealt with in
          Section 2.5(i)) the Borrower shall pay to the Administrative Agent, for the account of the Lenders, an amount equal to the net sale proceeds received by the Borrower as a result of such sale or other disposition, and any such amount shall be applied firstly, against the Tranche III Loans in inverse order of maturity, until repaid in full, and secondly, against the Tranche II Loans, until repaid in full.

     (h) Notwithstanding Sections 2.5(c) and (d) above, no payment shall be made to the Parent on account of Excess Cash Flow for the last Excess Cash Flow Period in any fiscal year prior to the receipt by the Administrative Agent of the audited financial statements of the Borrower for the fiscal year then ended, and any such payment to the Parent shall only be made contemporaneously with the corresponding payment to the Administrative Agent. If the audited financial statements of the Borrower for any fiscal year demonstrate that the aggregate payments received by the Administrative Agent on account of Excess Cash Flow for such fiscal year exceed the aggregate amount of Excess Cash Flow to which the Administrative Agent was entitled under this Agreement, the amounts of Excess Cash Flow to which the Administrative Agent is entitled for subsequent Excess Cash Flow Periods shall be reduced accordingly.

     (i) If the Borrower sells or otherwise disposes of all or, from time to time, part of its indirect interest in Lihir, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, an amount equal to the full net cash proceeds of all such sales or other dispositions received by the Borrower up to an aggregate of $30,000,000, with such amount or amounts to be applied, firstly, against the Tranche II Loans, and secondly, against the Tranche III Loans in inverse order of maturity. If the aggregate cash proceeds received by the Borrower from the sale or other disposition of all or part of its indirect interest in Lihir from time to time exceeds $30,000,000, the amount in excess of $30,000,000 shall be deemed to be Excess Cash Flow.

2.6  INTEREST.

     (a) All Loans shall bear interest at the rate per annum equal to (a) in the case of USBR Loans, the USBR plus the Applicable Margin, and (b) in the case of LIBOR Loans, the LIBOR Rate plus the Applicable Margin.

     (b) Interest on LIBOR Loans and USBR Loans shall accrue from day to day. Interest on each LIBOR Loan shall be paid in arrears on the last day of the Interest Period selected by the Borrower in respect of such LIBOR Loan; however, if the Interest Period selected by the Borrower in respect of the LIBOR Loan is longer than 90 days, then interest on such LIBOR Loan shall be paid every 90 days as well as at maturity. Interest on USBR Loans shall be paid in arrears on the last Business Day of each month. Interest on USBR Loans will be calculated on the basis of a calendar year. Interest on LIBOR Loans will be calculated on the basis of a 360-day year. Whenever interest is by the terms hereof to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the number of days in the calendar year in which such calculation is to be made and divided by 360.

     (c) The Borrower hereby authorizes the Lenders to maintain accounts and records evidencing all Loans and payments hereunder. The Lenders may record in such records the principal amount of such Loans, the payment of principal and interest, and all other amounts becoming due to the Lenders hereunder. The accounts and records shall constitute PRIMA FACIE evidence of the indebtedness of the Borrower to the Lenders.

     (d) The Borrower authorizes and directs the Administrative Agent to automatically debit, by mechanical, electronic or manual means, the bank account of the Borrower from time to time designated by it for all amounts payable by the Borrower to the Lenders for the repayment of principal and the payment of interest, fees and reimbursable costs under the Financing Documents and all charges for the keeping of such bank account; provided, however, that unless a Default or an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise such right to debit the bank account of the Borrower in respect of amounts payable by the Borrower on account of legal fees incurred by the Administrative Agent. This provision shall be interpreted as a separate contract between the parties, independent of all other terms of this Agreement, and shall remain in full force and effect notwithstanding that this Agreement shall have otherwise ceased to have any force or effect.

     (e) The Administrative Agent shall, at the Borrower's request, furnish such reasonable information as to prevailing interest rates as is available in order to assist the Borrower in making any interest rate election and the Administrative Agent shall notify the Borrower of the rate of interest applicable to each Borrowing forthwith after such Borrowing is requested; provided, however that the failure of the Administrative Agent to so notify the Borrower shall not reduce, discharge, or otherwise relieve the obligation of the Borrower to pay interest at the rates, at the times and in the manner specified herein.

     (f) Interest rates calculated on the basis of the USBR shall be adjusted automatically without notice to the Borrower whenever there is a variation in the USBR; however, the Administrative Agent shall use its reasonable commercial efforts to notify the Borrower of any such adjustment. The failure by the Administrative Agent to so notify the Borrower shall not affect the Borrower's obligation to pay interest hereunder.

2.7 MARKET DISRUPTION. If at any time the Administrative Agent makes a determination, which will be binding upon the Borrower, that:

          (i) by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the LIBOR Rate with respect to a LIBOR Loan; or

          (ii) the making or continuing of a LIBOR Loan has been made impracticable by the occurrence of an event which materially adversely affects the London interbank market; or

          (iii) the LIBOR Rate will not accurately reflect the effective cost of any Lender's funding a LIBOR Loan for an Interest Period,

then the Administrative Agent will give notice thereof to the Borrower together with reasonable detail as to the basis of such determination. Upon the giving of such notice, the right of the Borrower to request the conversion of USBR Loans into LIBOR Loans will be suspended until the Administrative Agent determines that the basis for its determination no longer exists, and any outstanding LIBOR Loan shall be converted to a USBR Loan at the end of the applicable Interest Period.

2.8  CHANGE IN LAW.  If any Change in Law:

     (a) subjects any Lender to any Tax or changes the basis of taxation, or increases any existing Tax, on payments of principal, interest, fees or other amounts payable by the Borrower to such Lender under this Agreement (except for Excluded Taxes);

     (b) imposes, modifies or deems applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of any Lender; or

     (c) imposes on any Lender or expects there to be maintained by any Lender any capital adequacy or additional capital requirements in respect of the Loans hereunder or any other condition with respect to this Agreement, and the result of any of the foregoing (but only to the extent the effect of the foregoing has not been reflected in the USBR or the LIBOR Rate or in any other rate or fee payable hereunder) will be to increase the cost to, or reduce the amount of principal, interest or other amount received or receivable by such Lender hereunder or its effective return hereunder in respect of making, maintaining or funding the Loans hereunder, such Lender will determine that amount of money which will compensate such Lender for such increase in cost or reduction in income (herein referred to as "Additional Compensation"). Upon such Lender having determined that it is entitled to Additional Compensation in accordance with these provisions, the Administrative Agent will promptly so notify the Borrower. The Administrative Agent will provide to the Borrower a photocopy of the relevant law, rule, regulation, guideline, treaty or official directive and a certificate of such Lender setting forth the Additional Compensation and the basis of calculation therefor, which will be conclusive evidence of such Additional Compensation in the absence of manifest error. The Borrower will pay to such Lender within 10 Business Days of the giving of such notice the Additional Compensation calculated to the date of such notification. Each Lender will be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section 2.8 are then applicable notwithstanding that such Lender has previously been paid any
Additional Compensation.   If any Lender determines that it is entitled to
Additional Compensation, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if, in the judgment of such Lender, such designation or assignment would eliminate or reduce amounts of Additional Compensation payable hereunder, and would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.9 ILLEGALITY. If any Change in Law or compliance by a Lender with any request or direction (whether or not having the force of law) of any Governmental Authority now or hereafter makes it unlawful or impossible for any Lender to fund or maintain its Loans or to give effect to its obligations in respect of its Loans, such Lender may, by notice thereof to the Administrative Agent and the Borrower, declare its obligations under this Agreement to be terminated whereupon the same will forthwith terminate, and the Borrower will prepay within the time required by such Applicable Law, request or direction (or at the end of such longer period as such Lender at its discretion has agreed) the principal of the Loans owing to such Lender together with accrued interest and such Additional Compensation as may be applicable to the date of such payment. If any such change will only affect a portion of such Lender's obligations under this Agreement which is, in the opinion of such Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of such Lender or the Borrower hereunder, such Lender will only declare its obligations under that portion so terminated.

2.10 TAXES. The Borrower will not be responsible for any withholding taxes resulting from payments made to a Foreign Lender, but subject to Section 2.8, if the Borrower is required by Applicable Law to make any deduction or withholding on account of any Taxes (other than Excluded Taxes) which arise as a consequence of this Agreement, then (unless received by the Administrative Agent pursuant to Section 2.6(d)):

     (a) the Borrower will remit the amount of such Taxes to the appropriate taxation authority on the fifteenth day of the month following its deduction or withholding or, if earlier, prior to the date on which penalties attach thereto; and

     (b) within 30 days after such Taxes have been remitted the Borrower will deliver to the Administrative Agent evidence satisfactory to the Administrative Agent that the Taxes in respect of which such deduction or withholding was made have been remitted to the appropriate taxation authority.

For greater certainty and notwithstanding any other provision hereof, the Borrower will not be required to indemnify or otherwise compensate the Lenders in any way on account of such Taxes, except for any loss or expense incurred by the Lenders as a result of the failure of the Borrower to remit any such Taxes to the appropriate taxation authority within the time provided for in subsection (a) above.

2.11 INDEMNIFICATION BY THE BORROWER. In addition to any liability of the Borrower to the Lenders under any other provision hereof, the Borrower will indemnify each Lender and the Administrative Agent and hold each Lender and the Administrative Agent harmless against any reasonable loss or expense incurred as a result of any failure by the Borrower to:

     (a) pay any amount, including without limitation, any interest or fee, due hereunder on its due date;

     (b) repay any LIBOR Loan on any day other than the last day of its Interest Period;

     (c) give any notice required to be given by it to the Administrative Agent and/or the Lenders hereunder; or

     (d) fulfil any of its other obligations hereunder, including any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by a Lender to fund or maintain any Loan as a result of the Borrower's failure to complete a conversion or to make any payment or repayment on the date required hereunder or specified by it in any notice given hereunder.

If any LIBOR Loan is repaid on other than the last day of its Interest Period the Borrower will, within three Business Days after notice is given by the Administrative Agent, pay to the Lenders all costs, losses and expenses incurred by the Lenders by reason of the liquidation or deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. The Lenders, upon becoming entitled to be paid such costs, losses and expenses will deliver a certificate to the Borrower certifying as to such amounts and setting out in reasonable detail the basis thereof and, in the absence of manifest error, such certificate will be conclusive and binding for all purposes.

2.12 CURRENCY INDEMNITY. The Loans shall be repaid by the Borrower as required hereunder in the currency in which they are obtained by the Borrower. Any payment on account of an amount payable hereunder in a particular currency (the "PROPER CURRENCY") made in a currency (the "OTHER CURRENCY") other than the proper currency, whether pursuant to a judgment or order of any court or tribunal or otherwise and whether arising from the conversion of any amount denominated in one currency into any other currency for the purpose of making or filing a claim, obtaining an order or judgment, enforcing an order or judgment or otherwise, shall constitute a discharge of the Borrower's obligation hereunder only to the extent of the amount of the proper currency which each Lender is able, in the normal course of its business within one Business Day after receipt by it of such payment, to purchase with the amount of the other currency so received. If the amount of the proper currency which a Lender is so able to purchase is less than the amount of the proper currency originally due to it hereunder, the Borrower shall indemnify and save such Lender harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from any other obligation contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders from time to time, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder, or under any judgment or order and shall not merge in any order of foreclosure made in respect of any security given to or for the benefit of the Lenders. If the amount of the proper currency which a Lender is so able to purchase is more than the amount of the proper currency originally due to it hereunder, such Lender shall reimburse the Borrower in an amount equal to the excess of the amount of the proper currency originally due to it hereunder.

2.13 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

     (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or otherwise) prior to 12:00 noon, Toronto time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to any of Sections 2.8, 2.9, 2.10, 2.11 or 2.12 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments of principal and interest hereunder in respect of LIBOR

          Loans and USBR Loans shall be made in U.S. Dollars. Unless otherwise specified herein, all other payments hereunder shall be made in Cdn. Dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, rateably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, rateably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is subsequently recovered from the Borrower, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the

          Administrative Agent, at the rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

2.14 NOTICE OF PREPAYMENT. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Borrowing, not later than 11:00 a.m., Toronto time, three Business Days before the date of prepayment, and (ii) in the case of prepayment of a USBR Borrowing, not later than 11:00 a.m., Toronto time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.
Promptly following receipt of any such notice relating to a Borrowing, the
Administrative Agent shall advise the Lenders of the contents thereof.   Each
partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Prepayments shall be accompanied by accrued interest to the extent required by this Agreement.

2.15 NOTICE BY ADMINISTRATIVE AGENT. Upon receipt of a notice of prepayment pursuant to Section 2.14, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's rateable share of such prepayment.

2.16 AFFECTED LOANS. If a Lender gives a notice provided for in Section 2.8 with respect to any Loan (an "AFFECTED LOAN"), the Borrower may, with the prior written consent of the Administrative Agent, upon 10 Business Days notice to that effect given to such Lender (which notice shall be irrevocable) and upon payment of such compensation as may be payable pursuant to Section 2.8, arrange for another bank or financial institution to purchase all of the interest of such Lender in the Loan represented by the Affected Loan (and, in such event, such Lender shall sell, assign and transfer all of its interest in the Loan represented by the Affected Loan to such other bank or financial institution upon payment to such Lender by such other bank or financial institution of the same amount as would have been payable by the Borrower if it had prepaid the Affected Loan) and upon such payment being made, the Lender's obligation to make such Affected Loan to the Borrower under this Agreement shall terminate. The other Lenders shall be given the first opportunity to make any such purchase PRO RATA in accordance with their respective Applicable Percentage, after giving effect to the withdrawal of the Affected Loan, or as they may otherwise agree.

                  ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders that:

     (a)  CORPORATE EXISTENCE; COMPLIANCE WITH LAW; ACTIVITIES.  The Borrower
          (a) is a corporation duly organized and existing under the laws of the Province of Ontario, (b) has the power and authority to own its property and to carry on its business as presently constituted, and
          (c) is in compliance with all requirements of Applicable Law (including environmental laws) except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     (b) CORPORATE POWER; AUTHORIZATION; CONSENTS. The Borrower has the power and authority to make, deliver and perform its obligations under this Agreement and the Borrower has the power and authority to borrow money under this Agreement. The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and to borrow money under this Agreement, and this Agreement has been duly executed and delivered by the Borrower. No consent or authorization of, or filing with, any Person (including any Governmental Authority) is required in connection with the execution, delivery or performance by the Borrower of its obligations under this Agreement, or the validity or enforceability against the Borrower of this Agreement, except for consents, authorizations and filings which have been obtained or made on or prior to the Effective Date or where the failure to obtain or make such consents, authorizations or filings could not reasonably be expected to have a Material Adverse Effect.

     (c) ENFORCEABLE OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Borrower and this Agreement is enforceable against the Borrower in accordance with its terms, except as enforceability and the rights and remedies set out herein or in any judgment arising out of or in connection herewith may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (d) NO LEGAL BAR. The execution, delivery and performance by the Borrower of this Agreement, and the borrowing of money hereunder, the use of the proceeds of such borrowing and the transactions contemplated hereby will not violate any Applicable Law or contractual obligation of the Borrower, except for violations which could not reasonably be expected to have a Material Adverse Effect.

     (e) NO LITIGATION. No litigation, investigation or proceeding of any Governmental Authority is (to the knowledge of the Borrower after due enquiry) pending or threatened against the Borrower or against any of its properties or revenues, which could reasonably be expected to have a Material Adverse Effect.

     (f) NO DEFAULT. The Borrower is not in default under or with respect to any contractual obligation in any respect which could reasonably be expected to have a Material Adverse Effect.

     (g) NO BURDENSOME RESTRICTIONS. The Borrower is not a party to or bound by any contractual obligation or requirement of Applicable Law which could reasonably be expected to have a Material Adverse Effect.

     (h) TAXES. The Borrower has filed all tax returns which, to the knowledge of the Borrower, are required to have been filed, and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges that are due and payable and are imposed on it or any of its property by any Governmental
          Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and, to the knowledge of the Borrower after due enquiry, no tax liens have been filed against the Borrower or any of its property.

     (i)  NO EVENT OF DEFAULT.  No Default or Event of Default has occurred.
          The Borrower is not in default under any agreement, guarantee, indenture or instrument to which the Borrower is a party or by which it is bound the breach of which could reasonably be expected to have a Material Adverse Effect.

     (j) CONSOLIDATED FINANCIAL STATEMENTS. The consolidated financial statements of the Borrower as at December 31, 1998 present fairly the consolidated financial position of the Borrower as at that date and the consolidated results of the operations and the changes in the financial position of the Borrower for the period ended on that date in accordance with GAAP.

     (k) MATERIAL ADVERSE CHANGE. Except as specified in Schedule F, since December 31, 1998 there has been no change in the unconsolidated financial position or the unconsolidated results of the operations of the Borrower that could reasonably be expected to have a Material Adverse Effect.

     (l) RANKING OF CLAIMS. The Security Instruments create a first-ranking Lien in favour of the Administrative Agent, for the benefit of the Lenders, in respect of the collateral referred to therein, subject to no Liens other than Permitted Liens (provided that any reference to a Permitted Lien shall not constitute a subordination, or an agreement to subordinate, on the part of the Administrative Agent).

     (m) FULL DISCLOSURE. All statements made or furnished by the Borrower to the Lenders in connection with the negotiation or confirmation of the Transactions were, as of the time such statements were made, taken as a whole, true and correct, and all expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful inquiry by the Borrower. There is no fact which the Borrower has not disclosed to the Lenders in writing which could reasonably be expected to have a Material Adverse Effect.

     (n) NO CONFLICTS, ETC. Neither the execution and delivery of this Agreement, the consummation of the Transactions, nor compliance by the Borrower with the terms and conditions hereof conflicts with, or results in, any breach of, or constitute a default under any of the provisions of the constating documents of the Borrower or of any agreement or instrument to which it is a party or by which it, or any of its property or assets, are bound, or, except as contemplated by this Agreement, results or will result in the creation or imposition of any Lien upon any of its properties or assets or in the contravention of any Applicable Law.

     (o) TITLE TO ASSETS. The Borrower has good and valid title to all of its assets, subject to no Lien securing Indebtedness, except for Permitted Liens. The Borrower has such title to its assets as is necessary for the conduct of its business. The Borrower has not received any notice of any proceeding, claim or dispute affecting any of its real property or leased property, the Borrower is not in default under any such lease, including any default in the payment of rent or other amounts thereunder, and the Borrower has not received any notice of any default under any underlying ground lease with respect to any leased property, which may result in the termination of the lease or leasehold interest of the Borrower, except to the extent that any of the foregoing would not have a Material Adverse Effect.

     (p) GOVERNMENTAL APPROVAL. All Permits from or with any Governmental Authority, including environmental Permits, which are necessary or required for the Borrower to own its assets or carry on its business and operations as now being conducted, or for the execution or delivery by the Borrower of the Loan Documents and the performance of its obligations set forth therein or for the validity or enforceability thereof, have been duly obtained or made and are in full force and effect, except to the extent that failure to obtain or have in force and effect any such Permit required for the Borrower to own its assets or carry on its business and operations would not have a Material Adverse Effect. There is no proceeding pending or, to the Borrower's knowledge, threatened against the Borrower which seeks, or may be reasonably expected, to rescind, terminate, modify or suspend any such Permits which have been duly obtained or made and which, if adversely determined, would have a Material
              Adverse Effect.

     (q) SOLVENCY. The Borrower is not insolvent and it will not be insolvent immediately following the making of the Loans hereunder.

     (r) INSURANCE. The Borrower maintains insurance for its assets and business in such amount, against such risks and with such deductibles as generally maintained by prudent mining companies.

     (s) OWNERSHIP. The Parent is the registered and beneficial owner of all of the issued and outstanding voting shares of the Borrower. The Borrower is the registered and beneficial owner of 59,312,250 ordinary shares of Niugini (representing approximately 50.5% of the issued and outstanding shares of Niugini). To the knowledge of the Borrower, Niugini is the registered and beneficial owner of 161,527,405 shares of Lihir (representing approximately 17.15% of the issued and outstanding shares of Lihir). Except as set forth in Schedule E, the Borrower has no Subsidiaries, is not a partner of any general partnership or a general partner of any limited partnership, and does not hold an interest in any joint venture. The only material joint venture to which the Borrower is a party is the Holloway mine joint venture. The aggregate book value of the assets held by the Subsidiaries of the Borrower as at the Effective Date is as set forth in Schedule E and, to the knowledge of the Borrower, the aggregate fair market value of the assets of any Subsidiary is not materially in excess of the book value of such assets.

     (t) PENSION PLANS. All contributions or premiums required to be paid by the Borrower have been paid in a timely fashion in accordance with the terms of all registered pension plans sponsored or contributed to by the Borrower on behalf of its employees, except where the failure to do so would not reasonably be expected to result in a liability of the Borrower in excess of Cdn.$5,000,000. To the knowledge of the Borrower, no event has occurred and no condition or circumstance exists that could reasonably be expected to result in any of its pension plans being ordered or required to be terminated or wound-up in whole or in part, as a result of which termination or winding up, the Borrower could reasonably be expected to incur liability in excess of Cdn.$5,000,000.

     (u) CANCELLATION OF BRIDGE LOAN AGREEMENT. On the Effective Date, all amounts outstanding under the Bridge Loan Agreement will be repaid in full with the proceeds of the Loans made hereunder and the Bridge Loan Agreement will be cancelled.

     (v) SALE OF INDIRECT INTEREST IN LIHIR. The current intention of the Borrower is to dispose of all of its indirect interest in Lihir and to use the net cash proceeds of such disposition to repay all or part of the Loans in the manner contemplated by Section
              2.5 if a transaction can be arranged that is acceptable to the Borrower.

     (w) RESERVE TAIL. On the Effective Date, the Reserve Tail as at December 31, 2003, assuming the gold production projected by the Cash Flow Model and using an assumed gold price of $275/ounce, would be 325,000 ounces for the Golden Giant mine and 175,000 ounces for the Holloway mine.

     (x) HEDGING. The current intention of the Borrower is to implement a hedging program which complies with the Approved Gold Hedging Policy.

                           ARTICLE 4  - CONDITIONS

4.1 EFFECTIVE DATE. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

     (a) FINANCIAL STATEMENTS. The Lenders shall have received (i) balance sheets, statements of income and retained earnings and statements of cash flows of the Borrower (audited consolidated and unaudited unconsolidated) and the Parent (audited consolidated) for the fiscal year ended December 31, 1998, and
              (ii) corresponding unaudited financial statements in respect of each of such parties for the six month period ended June 30, 1999.

     (b) TECHNICAL REVIEW. The Lenders shall have received and be satisfied with the technical attributes (including environmental compliance and risk) of the Borrower's Golden Giant and Holloway operations, including the Borrower's Cash Flow Model.

     (c) REPRESENTATIONS. The Lenders shall be satisfied that the representations and warranties contained in Article 3 are true and correct in all material respects, and the Administrative Agent shall have received a certificate of a Responsible Officer to that effect.

     (d) NO DEFAULT. The Lenders shall be satisfied that no Default or Event of Default has occurred or would occur as a result of making the Loans.

     (e) CREDIT AGREEMENT. The Administrative Agent (or its counsel) and each Lender shall have received from each party hereto either
              (i) a counterpart of this Agreement signed on behalf of each party hereto, or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page this Agreement) that each such party has signed a counterpart of this Agreement.

     (f) LEGAL OPINIONS. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of McCarthy Tetrault, counsel to the Borrower, substantially in the form of Exhibit B,
              (ii) Mr. Greg V. Etter, internal counsel to the Parent, substantially in the form of Exhibit C-1, and (iii) Mayor, Day, Caldwell & Keeton, L.L.P., external counsel to the Parent, substantially in the form of Exhibit C-2.

     (g) CORPORATE CERTIFICATES. The Administrative Agent shall have received:

           (i) certified copies of the resolutions of the Board of Directors of each of the Borrower and the Parent, dated as of the Effective Date, and approving, as appropriate, the Loans, this Agreement and the other Financing Documents to which the Borrower or the Parent, as applicable, is a party, and all other documents, if any, to which the Borrower or the Parent is a party and evidencing corporate authorization with respect to such documents; and

           (ii) a certificate of a Responsible Officer of each of the Borrower and the Parent dated as of the Effective Date and certifying (A) the name, title and true signature of each officer of the Borrower or the Parent, as applicable authorized to execute this Agreement and the other Financing Documents to which it is a party, (B) the name, title and true signature of each officer of the Borrower authorized to provide the certifications required pursuant to this Agreement, including certifications required pursuant to Section 5.1 and Interest Election Requests, and (C) that attached thereto is a true and complete copy of the articles of incorporation and bylaws of the Borrower or the Parent, as applicable, as amended to date, and a recent certificate of status, certificate of compliance, good standing certificate or analogous certificate.

     (h) EXPENSES. The Administrative Agent shall have received, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

     (i) SECURITY INSTRUMENTS OF BORROWER. The Borrower shall have duly authorized, executed and delivered to the Administrative Agent the following Security Instruments, and each such Security Instrument (or notice in respect thereof) shall have been registered in all offices in which, in the opinion of the Administrative Agent or its counsel, registration is necessary or of advantage to preserve the priority of the Liens intended to be created thereby and duplicate copies of each such Security Instrument bearing or accompanied by appropriate endorsements or certificates of registration, as applicable, shall have been delivered to the Administrative Agent:

           (i) a Demand Debenture substantially in the form attached as Exhibit D ;

          (ii) a Debenture Pledge Agreement substantially in the form attached as Exhibit E;

         (iii) a Securities Pledge Agreement substantially in the form attached as Exhibit F; and

          (iv) a Charge/Mortgage of Land relating to each of the parcels of real property described in Schedule B to the Demand Debenture, in a form satisfactory to counsel to the Administrative Agent.

     (j) SECURITY INSTRUMENT OF PARENT. The Parent shall have duly authorized, executed and delivered a Limited Recourse Guarantee, Cash Collateral and Subordination Agreement, substantially in the form attached as Exhibit G, and such Security Instrument (or notice in respect thereof) shall have been registered in all offices in which, in the opinion of the Administrative Agent or its counsel, registration is necessary or of advantage to preserve the priority of the Liens intended to be created thereby and duplicate copies of such Security Instrument, bearing or accompanied by appropriate endorsements or certificates of registration, as applicable, shall have been delivered to the Administrative Agent. In addition, the $40,000,000 of cash collateral shall have been deposited with the Administrative Agent in Canada pursuant to such Security Instrument.

     (k) ASSIGNMENT OF HEDGING CONTRACTS. The Borrower or the Parent, as applicable, shall have duly authorized, executed and delivered to the Administrative Agent an assignment, as security, of the economic benefit of all hedging contracts entered into by the Borrower or by the Parent (but in the case of the Parent, only to the extent any such hedging contract is to constitute a Designated Gold Hedging Contract), and such assignment (or notice in respect thereof) shall have been registered in all offices in which, in the opinion of the Administrative Agent or its counsel, registration is necessary or of advantage to preserve the priority of the Liens intended to be created thereby and duplicate copies of each such Security

              Instrument bearing or accompanied by appropriate endorsements or certificates of registration, as applicable, shall have been delivered to the Administrative Agent.

     (l) SEARCHES. The Lenders shall have received and be satisfied with the results of all personal property, pending litigation, judgment, bankruptcy, bulk sale, execution and other searches conducted by the Lenders and their counsel with respect to the Borrower and the Parent.

     (m) LOSS PAYABLE ENDORSEMENTS. The Administrative Agent shall have received loss payable endorsements naming the Administrative Agent as loss payee (as its interests may appear) on all property and casualty insurance policies of the Borrower and as additional named insured on all general liability insurance policies of the Borrower.

     (n) OTHER DOCUMENTATION. The Administrative Agent and the Lenders shall have received such other documents and instruments as they may reasonably request.

Except as otherwise agreed in writing by the Lenders and the Administrative Agent, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 5:00 p.m., Toronto time, on October 5, 1999 (and, in the event such conditions are not so satisfied or waived by such time, the Commitments shall terminate at such time).

                      ARTICLE 5 - AFFIRMATIVE COVENANTS

5.1           AFFIRMATIVE COVENANTS.

              Until the Commitments have expired or been terminated and the principal of and interest on the Loans and all fees and other amounts payable under the Financing Documents shall have been paid in full, the Borrower will:

     (a) FINANCIAL STATEMENTS AND OTHER INFORMATION. Furnish to the Administrative Agent and each Lender:

           (i) as soon as available and in any event within 120 days after the end of each fiscal year, (i) its annual audited consolidated financial statements (together with consolidating statements), together with comparative figures for the previous fiscal year, accompanied by a report and opinion of the Borrower's auditors (who shall be a firm of independent chartered or certified public accountants of national standing), which report and opinion may be subject only to such qualifications as shall not in the reasonable opinion of the Lenders materially adversely affect the financial condition or operations of the Borrower, (ii) the Parent's annual audited consolidated financial statements, together with comparative figures for the previous fiscal year (which may take the form of the Parent's Form 10K filed with the Securities and Exchange Commission), accompanied by a report and opinion of auditors of the Parent (who shall be a firm of independent chartered or certified public accountants of national standing), (iii) the annual operating budget of the Borrower, as approved by its senior management and included in the Parent's budget reviewed with the Parent's board of directors, and (iv) a Cash Flow Model extending to December 31, 2005, as approved by senior management of the Borrower;

          (ii) as soon as practicable and in any event within 60 days after the end of each of the first three fiscal quarters, (i) its unaudited consolidated and consolidating financial statements as at the end of each such quarter, certified by a Financial Officer of the Borrower that such financial statements present fairly the financial position of the Borrower as at the date of such statements for the reporting period included in such statements (subject to normal year-end adjustments),
                    (ii) the Parent's unaudited consolidated financial statements as at the end of each such quarter (which may take the form of the Parent's Form 10Q filed with the Securities and Exchange Commission), certified by a senior financial officer of the Parent that such financial statements present fairly the financial position of the Parent as at the date of such statements for the reporting period included in such statements (subject to normal year-end adjustments);

         (iii) as soon as practicable and in any event within 30 days after the end of each month, a report on the status of the Borrower's gold hedging and foreign exchange hedging programs, including a list of all Designated Gold
                    Hedging Contracts and all Designated FX Contracts;

          (iv) concurrently with the financial statements required pursuant to Sections 5.1(a)(i) and (ii) above, a certificate of a Responsible Officer of the Borrower in the form of Exhibit H;

           (v) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent with any securities commission, stock exchange or similar entity, and all materials distributed by the Parent to its shareholders and which relate to matters in which any Lender or the Administrative Agent, in such capacities, can reasonably be expected to have an interest;

          (vi) upon request by the Administrative Agent, a summary of the insurance coverages of the Borrower and the Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent; and upon request by the Administrative Agent, copies of the applicable policies;

         (vii) copies of each management letter issued to the Borrower by its auditors promptly following consideration or review thereof by the Borrower's board of directors or any committee thereof, together with any response thereto prepared by the Borrower;

        (viii) promptly after the Parent or the Borrower learns of the receipt or occurrence of any of the following, a certificate signed by a Responsible Officer, specifying
                    (a) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the properties of the Borrower which could reasonably be expected to have a Material Adverse Effect; (b) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (c) the creation, dissolution, merger or acquisition of any Subsidiary; (d) any event or condition not previously disclosed to the Administrative Agent, which violates any environmental law and which could reasonably be expected to have a Material Adverse Effect; (e) any material amendment to, revocation or termination prior to scheduled expiry of, or material default under, a material contract or any execution of, or material amendment to, termination prior to scheduled expiry or revocation of, or material default under, any material collective bargaining agreement; and (f) any event, development or condition which could reasonably be expected to have a Material Adverse Effect;

          (ix) as soon as practicable and in any event within 60 days after the end of each of the first three fiscal quarters in any fiscal year, and within 120 days after the end of the fourth fiscal quarter in any fiscal year, the Borrower's calculation of Excess Cash Flow for the Excess Cash Flow Period then ended (such calculation to follow the format in the Excess Cash Flow Worksheet attached as Exhibit I);

           (x) written notice promptly and in any event within five Business Days after the Borrower becomes aware of the initiation of any proceeding by any Governmental Authority having jurisdiction over the Borrower which could result in the expiration without renewal, termination, revocation, suspension, modification or impairment of any Permit where same could reasonably be expected to have a Material Adverse Effect;

          (xi) prompt written notice of each Designated Gold Hedging Contract or any amendment or termination thereof, together with all details relating thereto reasonably requested by the Administrative Agent (including, without limitation, its effective date, delivery date, delivery price, maturity date and such other information as may be reasonably requested by the Administrative Agent);

         (xii) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request;

     (b) PAYMENT OF OBLIGATIONS. Duly and punctually pay or cause to be paid to the Lenders all principal and interest payable hereunder and all other amounts payable hereunder on the dates and at the places and in the manner set forth herein;

     (c) MAINTENANCE OF EXISTENCE. Do or cause to be done all things necessary to keep in full force and effect its corporate existence;

     (d) MAINTENANCE OF PROPERTIES. Maintain and preserve, and ensure that each Subsidiary maintains and preserves, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

     (e) CONDUCT OF BUSINESS. Continue to conduct and operate a business substantially of the same nature as that conducted and operated by it as at the date of this Agreement and to conduct such business in a proper, efficient and businesslike manner;

     (f) COMPLIANCE WITH LAW. Comply, and ensure that each Subsidiary complies, with its constating documents and all requirements of Applicable Law (including any enacted or adopted for the regulation, protection conservation of the natural environment) and all applicable official directives, rules, consents, approvals, authorizations and orders of any Governmental Authorities or other Persons having authority over it having the force of law, including health, safety, environmental protection, employment standards and labour codes of all applicable Governmental Authorities, and obtain and maintain, and ensure that each of its Subsidiaries obtains and maintains, in good standing all licences, Permits and approvals from any and all Governmental Authorities required in respect of its operations and all material rights, franchises, permits, approvals, licenses and qualifications necessary to carry on its business or own its property in each jurisdiction in which it carries on business or owns property, if the failure to comply therewith or obtain and maintain the same could reasonably be expected to have a Material Adverse Effect;

     (g) INSURANCE. Maintain, and ensure that each Subsidiary maintains, property and liability insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks, including business interruption, as are customarily covered by prudent mining companies;

     (h) TAXES. Pay or discharge, or cause to be paid or discharged, before the same shall become delinquent, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its business or property, and ensure that each Subsidiary does so, except any such Taxes, assessments and governmental charges or levies which are being contested in good faith and by proper proceedings or which could not, in the aggregate, be reasonably expected to have a Material Adverse Effect;

     (i) MATERIAL CONTRACTS. Perform and observe, and ensure that each Subsidiary performs and observes, all of the terms and provisions of all leases, documents, contracts and other agreements, to which the Borrower or the applicable Subsidiary is a party or by which the Borrower or the applicable Subsidiary is bound except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

     (j) BOOKS AND RECORDS; INSPECTION OF ACCOUNTING PROPERTY. Keep, and ensure that each Subsidiary keeps, account books and records in which full, true and correct entries in accordance with GAAP shall be made of all dealings and transactions by it; and permit representatives of any of the Lenders to visit and inspect any property of the Borrower (at the Lender's expense prior to Default, and at the Borrower's expense after Default), and to examine and make abstract from any of its books and records at any reasonable time and as often and as may reasonably be requested, and to discuss its business, property, condition (financial or otherwise) and prospects with its senior officers and with its independent chartered accountants;

     (k)      NOTICES.  Promptly give notice to the Lenders of:

           (i) any action, suit or proceeding affecting the Borrower or any Subsidiary that could, if determined adversely, reasonably be expected to have a Material Adverse
                    Effect, and from time to time furnish to the Lenders all information reasonably required by the Administrative
                    Agent with respect to the status of any such action, suit or proceeding;

          (ii)      any Default or Event of Default; and

         (iii) any event which has materially and adversely affected the ability of the Borrower to perform any of its obligations under this Agreement, or which could reasonably be expected to have a Material Adverse Effect;

     (l) NIUGINI. Promptly notify the Administrative Agent if the Borrower changes its current intention to sell all of its shares in Niugini if a transaction can be arranged that is acceptable to the Borrower;

     (m) IMPLEMENTATION OF APPROVED GOLD HEDGING POLICY. Comply with the Approved Gold Hedging Policy to the extent that any hedging transactions are entered into by the Borrower;

     (n) REINVESTMENT OF DESIGNATED GOLD HEDGING CONTRACT PROFITS. Ensure that, if the Parent realizes any profit on any Designated Gold Hedging Contract entered into by the Parent, the Parent will concurrently reinvest such profit (net of any taxes exigible in respect thereof) in the Borrower, either by way of equity or subordinated debt;

     (o) BANK ACCOUNT. Maintain, and ensure that each Subsidiary maintains, all of its deposit accounts with the Administrative Agent; provided, however, that this Section 5.1(o) shall not prevent (i) the Borrower from maintaining one or more bank accounts required with respect to any Pari Passu Operating Line or any Pari Passu L/C Line, or (ii) a Subsidiary which carries on business in a jurisdiction in which the Administrative Agent does not carry on business, from maintaining one or more bank accounts which may be required by such Subsidiary to carry on business in such jurisdiction; and

     (p) GOLD DELIVERY OBLIGATIONS. Ensure that the aggregate delivery obligations under all Designated Gold Hedging Contracts during any consecutive 15-month period shall not exceed the forecasted gold production by the Borrower at its Golden Giant and Holloway mines during such 15-month period.

5.2 USE OF PROCEEDS. The proceeds of the Loans will be used solely to refinance the Indebtedness of the Borrower under the Bridge Loan Agreement.

5.3 FURTHER ASSURANCES. The Borrower will cure promptly any defects in the execution and delivery of the Financing Documents, including this Agreement. The Borrower will, at its expense, as promptly as practical, execute and deliver to the Administrative Agent, upon request, all such other and further documents, agreements and instruments in compliance with or performance of the covenants and agreements of the Borrower in the Financing Documents, including this Agreement, or to further evidence and more fully describe the Collateral, or to correct any omissions in the Financing Documents, or more fully to state the security obligations set out herein or in any of the Financing Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Financing Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

5.4 FINANCIAL COVENANTS. Until all Loans have been repaid in full and all Commitments have been terminated, the Borrower will comply with the following financial covenants (provided that the Net Present Value and Reserve Tail covenants in Sections 5.4(a) and (c) shall no longer apply when the Tranche III Loans have been repaid in full and the Tranche III Commitments are cancelled, and the Niugini Coverage Ratio in Section 5.4(b) shall no longer apply when all Tranche II Loans have been repaid in full and the Tranche II Commitments are cancelled):

     (a) NET PRESENT VALUE. The Net Present Value of the Golden Giant and Holloway Mines shall be not less than the following amounts as at the following dates:

              DATE                       AMOUNT

              Prior to 31/12/99          1.25 x outstanding Tranche III Loans
              On and after 31/12/99      1.50 x outstanding Tranche III Loans

          If, at any time, the Borrower fails to comply with the test in this
          Section 5.4(a), the Borrower may cure such failure by voluntarily prepaying immediately the Tranche III Loans in accordance with Section 2.5(b) to the extent necessary to return to compliance with such test.

     (b)  NIUGINI COVERAGE RATIO.  The Borrower shall ensure that, at all times,
          (i) the Adjusted Market Value of the Niugini Shares is not less than an amount equal to 200% of the Tranche II Loans, and (ii) the Market Value of the Niugini Shares is not less than an amount equal to 100% of the Tranche II Loans. If, at any time, the Borrower fails to comply with either test in this Section 5.4(b), the Borrower may cure such failure by voluntarily prepaying immediately the Tranche II Loans in accordance with Section 2.5(b) to the extent necessary to return to compliance with the relevant test.

     (c) RESERVE TAIL. The Borrower shall at all times maintain a minimum Reserve Tail at the earlier of December 31, 2003 or such earlier date on which the Borrower shall have repaid all Tranche III Loans (and assuming the gold production projected by the Cash Flow Model), of at least 350,000 ounces, on a combined basis for the Golden Giant mine and the Holloway mine. If, at any time, the Borrower fails to comply with this Section 5.4(c), the Borrower may cure such failure by voluntarily prepaying immediately the Tranche III Loans in accordance with Section 2.5(b) to the extent necessary to return to compliance with this Section 5.4(c).

     (d) GOLD RESERVES. The Borrower shall at all times ensure that the aggregate of its Proven Reserves and Probable Reserves at the Golden Giant and Holloway mines are sufficient to constitute at least 1.5 times coverage of its present and future obligations to deliver gold.

          The Net Present Value covenant will be tested quarterly and at such other times as may be requested by the Administrative Agent if the spot price per ounce of gold has fallen below $235.00 or, at any time thereafter, if the spot price per ounce of gold has fallen by at least $10.00 since the date as of which the Net Present Value covenant was most recently tested and certified to the Administrative Agent, and the spot price per ounce of gold has remained at or below such lower level for at least five consecutive Business Days. The Niugini Coverage Ratio, Reserve Tail and Gold Reserves covenants will be complied with at all times. A Financial Officer will certify compliance with all such covenants quarterly and at such other times as may be reasonably requested by the Administrative Agent.


                        ARTICLE 6  - NEGATIVE COVENANTS

6.1  NEGATIVE COVENANTS.

     Until the Commitments have expired or been terminated and the principal of and interest on the Loans and all fees and other amounts payable under the Financing Documents have been paid in full, the Borrower will not, and will ensure that each of its Subsidiaries (other than Niugini) will not:

     (a) LIENS. Create any Lien on any of its assets to secure any Indebtedness, provided that this covenant will not apply to nor operate to prevent Permitted Liens;

     (b) INDEBTEDNESS. Create, incur, assume or suffer or permit to exist any Indebtedness except:

          (i)     Indebtedness in favour of the Lenders;

          (ii) Indebtedness secured by purchase money security interests or incurred pursuant to capital leases in an aggregate amount not exceeding $5,000,000 at any time;

          (iii) any Indebtedness to which the Required Lenders specifically consent in writing;

          (iv) Indebtedness incurred for the purpose of providing operating credit to the Borrower in an amount not to exceed Cdn. $5,000,000;

          (v) Indebtedness under commodity swap agreements, exchange rate swap agreements and interest rate swap agreements designed to protect the Borrower against commodity price, exchange rate and interest rate risks, and not for speculative purposes;

          (vi) Indebtedness owing by the Borrower to the Parent, the payment of which is subordinated pursuant to the Parent Guarantee, Cash Collateral and Subordination Agreement;

          (vii) letters of credit and/or letters of guarantee securing the Borrower's obligations in an aggregate amount not exceeding Cdn.$10,000,000; and

          (viii) Indebtedness incurred by Subsidiaries in an aggregate amount not exceeding $2,500,000;

     (c) LIQUIDATIONS, DISSOLUTIONS, ETC. Liquidate, dissolve or wind-up or take any steps or proceedings in connection therewith; provided that a Subsidiary may liquidate, dissolve or wind-up into another Subsidiary or into the Borrower;

     (d) REORGANIZATIONS, AMALGAMATIONS, ETC. Enter into any transaction whereby all or substantially all of its assets would become the property of any other Person, whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise; provided that a Subsidiary may amalgamate or merge with, or transfer or sell assets to, the Borrower;

     (e) CONVEYANCES, SALES, DISPOSITIONS. Convey, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its property, whether now owned or hereafter acquired; provided that this Section 6.1(e) shall not prevent the Borrower from:

            (i) disposing of its indirect interest in Lihir as long as the Borrower uses the entire net cash proceeds of any such disposition to repay the Tranche II Loans hereunder (unless such disposition is made pursuant to and in accordance with terms and conditions agreed to in writing by the Administrative Agent) and applies the balance, if any, in accordance with the provisions of Sections 2.5(c), 2.5(d) or 2.5(i), as applicable;

            (ii) disposing of any other material part of its property if:

                 (A) such transaction is on such terms and is carried out at such times and otherwise in such manner as is not prejudicial to the interests of the Lenders or to their rights and powers under the Financing Documents;

                (B) at the time of, and after giving effect to, such transaction, no Default or Event of Default exists or would arise therefrom;

                (C) the other party or parties to such transaction have been agreed to in writing by the Administrative Agent in advance;

                (D) the entire net cash proceeds of such disposition are applied in accordance with the provisions of Section 2.5(g), except to the extent that such disposition is made for the purpose of acquiring an interest in any joint venture or entering into any similar business arrangement or relationship, in each case in compliance with Section 6.1(n), provided that the net cash proceeds of such disposition are used for such purpose concurrently with such disposition or within such time period as the Administrative Agent may agree; and

                (E) such transaction is otherwise consented to by the Lenders, such consent not to be unreasonably withheld;

     (f) ABANDONMENT. Abandon or cease operations at the Golden Giant mine or the Holloway mine; provided that this Section 6.1(f) shall not apply to any cessation of operations resulting from any planned maintenance shutdown for a period not exceeding 30 days, or resulting from any strike or Event of Force Majeure;

     (g) RESTRICTED PAYMENTS. Make (i) any dividend payment, (ii) any payment on account of, or for the purpose of setting apart any property for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of its capital or any warrants, options or rights to acquire any such share, or the making by the Borrower of any other distribution in respect of any shares of its capital, or (iii) any payment of any principal or interest or premium on any Indebtedness of the Borrower ranking in right of payment subordinate to any liability of the Borrower hereunder (including any payment to a sinking fund, defeasance fund or other similar account for any such Indebtedness); provided, however, that this
          Section 6.1(g) shall not prevent the Borrower (A) from making any such payments to the extent expressly permitted by Section 2.5, (B) from repaying any loan made by the Parent to the Borrower pursuant to its deferred sales program as long as no Default or Event of Default has occurred or would occur as a result of such repayment,
          (C) from completing the Hemlo Gold (USA) Reorganization or, (D) from paying any dividend on the exchangeable shares of the Borrower if the entire amount of such dividend payment is funded by (X) cash to which the Parent would be otherwise entitled pursuant to Section 2.5(c) or Section 2.5(d) (and any such use of such cash shall result in a corresponding reduction in the amounts to which the Parent is entitled in accordance with such provisions), or (Y) equity provided by the Parent, or (Z) debt provided by the Parent to the Borrower, the payment of which is subordinated pursuant to the Parent Guarantee, Cash Collateral and Subordination Agreement; and provided further that this Section 6.1(g) shall not prevent
          Crown Butte Resources Ltd. from making any liquidating distribution to its shareholders;

     (h) AMEND ARTICLES OR BY-LAWS. Amend any of its articles or by-laws in a manner that would be prejudicial to the interests of the Lenders hereunder;

     (i)  CHANGE FISCAL YEAR-END.  Change its fiscal year-end;

     (j) ACCOUNTING. Make or permit any change in its accounting policies or reporting practices other than (A) changes permitted by GAAP, unless its auditors state in their report that they do not concur with such changes, and (B) changes required by a change in GAAP;

     (k) TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of transactions which involve an outflow of money or other property from the Borrower or any Subsidiary to the Parent or an Affiliate of the Parent (other than the Borrower or the Subsidiaries), including management fees, affiliation fees, administration fees, compensation, salaries, asset purchase payments or any other type of fees or payments similar in nature, unless no Default or Event of Default has occurred and is continuing and such transaction or series of transactions falls within one or more of the following categories:
          (i) the payment of reasonable and customary fees to directors of the Borrower who are not employees of the Borrower, (ii) any transaction with any employee, officer or director of the Borrower or any Subsidiary pursuant to employee profit sharing and/or benefit plans and compensation and non-competition arrangements in amounts customary for corporations similarly situated to the Borrower and entered into in the ordinary course of business and approved by the Board of Directors of the Borrower or any committee thereof, (iii) any reimbursement of reasonable out-of-pocket costs incurred by the Parent or an Affiliate of the Parent on behalf of or for the account of the Borrower or any of the Subsidiaries, (iv) dividend payments and repayments of inter-company loans to the Parent which are specifically permitted by Sections 2.5, and (v) loans made by the Parent to the Borrower pursuant to its deferred sales program, and repayments of such loans provided that no Default or Event of Default would occur as a result of such repayment;

     (l) RESTRICTIONS ON SUBSIDIARIES. Create or permit any of its Subsidiaries to create or otherwise cause or permit to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distribution to the Borrower or any of its Subsidiaries in respect of such Subsidiary's capital stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (c) make any loan or advance to the Borrower or any of its Subsidiaries, or (d) sell, lease or transfer any of its property to the Borrower or any of its Subsidiaries;

     (m) LOANS TO PARENT. Except as expressly permitted by this Agreement, make any loan or other advance to the Parent;

     (n) PARTNERSHIPS; SUBSIDIARIES. After the Effective Date, incorporate any Subsidiary, become a partner in any general partnership, become a general partner in any limited partnership or acquire an interest in any joint venture; provided that this Section 6.1(n) shall not prevent the Borrower from:

          (i)  incorporating a Subsidiary if:

               (A) at the time of, and after giving effect to, such incorporation, no Default or Event of Default exists or would arise therefrom (including, without limitation, under Section 6.1(o)); and

               (B) the Administrative Agent promptly receives a valid and enforceable pledge of all shares of the Subsidiary issued to the Borrower; or

          (ii) acquiring an interest in any joint venture or from entering into any similar business arrangement or relationship (other than as a general partner) with another entity if:

               (A) such transaction is on such terms and is carried out at such times and otherwise in such manner as is not prejudicial to the interests of the Lenders or to their rights and powers under the Financing Documents (including, without limitation, taking into account the nature of the Collateral resulting therefrom);

               (B) at the time of, and after giving effect to, such transaction, no Default or Event of Default exists or would arise therefrom;

               (C) the other party or parties to such transaction have been agreed to in writing by the Administrative Agent in advance; and

               (D) such transaction is otherwise consented to by the Lenders, such consent not to be unreasonably withheld;

     (o) SUBSIDIARY ASSETS. Permit its Subsidiaries to own assets having an aggregate book value in excess of $3,000,000 or to have aggregate liabilities in excess of $3,000,000 (provided that this restriction shall not apply to Niugini or to the $90,000,000 inter-company receivable owing by the Parent to Hemlo Gold Mines (U.S.A.), Inc.);

     (p) CAPITAL EXPENDITURES. Incur capital expenditures with respect to the Golden Giant and Holloway mines in an aggregate amount in excess of $8,000,000 in excess of Approved Capital Expenditures or make other capital expenditures in an aggregate amount in excess of $1,000,000;

     (q) OTHER HEDGING AGREEMENTS. Enter into any forward purchase agreement, swap agreement, collar agreement or similar arrangement which could reasonably be expected to have the effect of reducing or offsetting the benefits of any Designated Gold Hedging Agreement or any Designated FX Contract to which the Borrower is a party.

                            ARTICLE 7 - EVENTS OF DEFAULT

7.1 EVENTS OF DEFAULT. If any of the following events (each, an "EVENT OF DEFAULT") shall occur:

     (a) if the Borrower defaults in any payment of the principal of any Loan when the same is due and payable hereunder and such default continues for one Business Day after notice specifying such default has been given by the Administrative Agent to the Borrower;

     (b) if the Borrower defaults in any payment of any amount payable hereunder, other than the principal of any Loan, when the same is due and payable hereunder and such default continues for a period of three Business Days after notice specifying such default has been given by the Administrative Agent to the Borrower;

     (c) if the Borrower or the Parent defaults in delivering any financial statement under the Financing Documents within the required period of time and such default continues for a period of 15 days after notice specifying such default has been given by the Administrative Agent to the Borrower;

     (d) if the Borrower defaults in observing or performing any of the covenants contained in Article 6 and, in the case of a default which is capable of being cured, such default is not cured within five Business Days after notice specifying such default has been given by the Administrative Agent to the Borrower;

     (e) if any of the representations and warranties set out in Article 3 are or prove to have been incorrect when made;

     (f) if the Borrower or the Parent defaults in observing or performing any covenant or condition herein contained on its part to be observed or performed under the Financing Documents (other than a covenant or condition, the breach or default in performance of which is specifically dealt with elsewhere in this Article 7) and such default continues for a period of 30 days after notice has been given by the Administrative Agent to the Borrower or the Parent, as applicable, specifying such default and requiring the Borrower or the Parent, as applicable, to put an end to same;

     (g) if the Borrower defaults in payment of the principal of or interest on any Indebtedness (including Indebtedness under any hedging contract, but not including Indebtedness for trade credit incurred in the ordinary course of carrying on business or Indebtedness where recourse is limited to assets securing such Indebtedness and proceeds from a sale thereof) having an outstanding principal amount in excess of $1,000,000 at the time of default or if the Borrower defaults in the performance of any other covenant contained in any instrument under which such obligations are created or issued and the holders thereof, or a trustee, if any, for such holders declare such obligation to be due and payable prior to the stated maturity thereof;

     (h) if an order is made or an effective resolution passed for the winding-up, liquidation or dissolution of the Borrower or the Parent, and the Borrower or the Parent, as the case may be, fails to file an appeal therefrom within the applicable appeal period or, if the Borrower or the Parent does file an appeal therefrom within such period, such order or resolution is not, and does not remain, vacated, discharged or stayed;

     (i) if the Borrower or the Parent makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency, or if a bankruptcy receiving order is made against the Borrower or the Parent and the Borrower or the Parent, as applicable, fails to file an appeal therefrom within the applicable appeal period or if the Borrower or the Parent, as applicable, does file an appeal therefrom within such period, such order is not, and does not remain, vacated, discharged or stayed, or if the Borrower or the Parent makes an authorized assignment or a proposal to its creditors, or seeks relief, under any bankruptcy or insolvency or analogous law (including, without limitation, the BANKRUPTCY AND INSOLVENCY ACT (Canada), the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) or the WINDING-UP AND RESTRUCTURING ACT (Canada)), or if the Borrower or the Parent consents to or acquiesces in the appointment of a trustee, custodian, receiver or receiver and manager or any other officer with similar powers of itself or of all of the assets of the Borrower or the Parent, as applicable, or of any part thereof the loss of which could reasonably be expected to materially and adversely affect the ability of the Borrower to perform any of its obligations under this Agreement;

     (j) if an encumbrancer takes possession of all of the assets of the Borrower or of any part thereof the loss of which could reasonably be expected to materially and adversely affect the ability of the Borrower to perform any of its obligations under this Agreement, or if any process or execution is levied or enforced upon or against all of the assets of the Borrower or any such part thereof and remains unsatisfied for such period as would permit any such assets to be sold thereunder, unless such taking of possession, process or execution is in good faith disputed by the Borrower, but in that event the Borrower will, if the Required Lenders so require, give security to the Administrative Agent that, in the discretion of the Required Lenders, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid;

     (k) if a judgment or decree for the payment of money is obtained or entered against the Borrower in an amount that could reasonably be expected to have a Material Adverse Effect and the Borrower fails to file an appeal therefrom within the applicable appeal period or, if the Borrower does file an appeal therefrom within such period, such judgment or decree is not, and does not remain, vacated, discharged or stayed;

     (l) if the Borrower changes the nature or scope of its business in any material respect or ceases or threatens to cease to carry on the ordinary course of its business;

     (m) if any obligation or other provision in this Agreement terminates or ceases to be the legally valid, binding and enforceable obligation of the Borrower or if the Borrower or any Person on behalf of the Borrower contests in any manner the legality, validity, binding nature or enforceability of this Agreement; or

     (n)  if the Parent ceases to own 100% of the voting stock of the Borrower;

then, and in every such event, and at any time thereafter during the continuance of such event or any other such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind except as set forth earlier in this paragraph, all of which are hereby waived by the Borrower, and (iii) exercise any rights or remedies under the Security Instruments.

7.2  RANKING; APPLICATION OF COLLATERAL PROCEEDS.

     (a) The cash collateral to be pledged by the Parent pursuant to Section 4.1(j) shall only secure the obligations of the Parent under its limited recourse guarantee of all of the principal payment obligations of the Borrower in respect of the Tranche I Loans. The Borrower shall not be entitled to the release of any such cash collateral except in accordance with the provisions of the Parent Guarantee, Cash Collateral and Subordination Agreement.

     (b) Subject to Section 7.2(a), the obligations of the Borrower under any Pari Passu L/C Line and any Pari Passu Operating Line may (but need not) rank pari passu with the obligations of the Borrower under the Financing Documents; provided, however, that (i) the Pari Passu L/C Line and the Pari Passu Operating Line provided by Canadian Imperial Bank of Commerce as at the Effective Date shall be secured by the Financing Documents, and (ii) the obligations of the Borrower under any Pari Passu L/C Line or any Pari Passu Operating Line provided by any Person other than Canadian Imperial Bank of Commerce shall not be secured by the Liens granted by the Borrower to the Administrative Agent in respect of any securities of Niugini, or any proceeds thereof. The obligations of the Borrower under all hedging contracts shall be unsecured.

     (c) Any proceeds of disposition (whether direct or indirect) from the sale or other disposition of the Borrower's indirect interest in Lihir upon any enforcement of the Security Instruments shall always be applied, firstly, against the Tranche II Loans until the Tranche II Loans are repaid in full; secondly, against the Tranche III Loans, in inverse order of maturity, until the Tranche III Loans are repaid in full, and thirdly, against the Tranche I Loans. Any proceeds of disposition (whether direct or indirect) from the sale or other disposition of any other asset of the Borrower shall always be applied, firstly, against the Tranche III Loans, in inverse order of maturity, until the Tranche III Loans are repaid in full; secondly, against the Tranche II Loans, any Pari Passu L/C Line and any Pari Passu Operating Line, all on a pro rata basis; and thirdly, against the Tranche I Loans.

     (d) The Lenders and the Administrative Agent acknowledge that, under the Parent Guarantee, Cash Collateral and Subordination Agreement, the Borrower may pledge cash to the Administrative Agent on the terms and conditions contemplated therein, and the Parent shall be entitled to a corresponding reduction in the amount of its limited recourse guarantee thereunder.

                        ARTICLE 8  - THE ADMINISTRATIVE AGENT

8.1 APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby designates Canadian Imperial Bank of Commerce as Administrative Agent to act as herein specified and as specified in the other Financing Documents. Each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Financing Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

8.2 LIMITATION OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall have no duties or responsibilities except those expressly set forth with respect to the Administrative Agent in this Agreement and as specified in the other Financing Documents. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless a court of competent jurisdiction determines, in a final and non-appealable judgment, that the same was caused by its or their gross negligence or willful misconduct. The duties of the

Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein.

8.3  LACK OF RELIANCE ON ADMINISTRATIVE AGENT.

     (a) INDEPENDENT INVESTIGATION. Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Borrower, and, except as expressly provided in this Agreement and the other Financing Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the consummation of the transactions contemplated herein or at any time or times thereafter.

     (b) ADMINISTRATIVE AGENT NOT RESPONSIBLE. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the other Financing Documents or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the other Financing Documents, or the financial condition of the Borrower, or the existence or possible existence of any Default or Event of Default.

8.4 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Lenders or the Required Lenders (as the case may be) with respect to any act or action (including the failure to act) in connection with this Agreement and the other Financing Documents, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received written instructions from the Lenders or the Required Lenders, as applicable; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement and the other Financing Documents in accordance with the instructions of the Required Lenders, or, to the extent required by Section 9.2, all of the Lenders.

8.5 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other documentary teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

8.6 INDEMNIFICATION OF ADMINISTRATIVE AGENT. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Administrative Agent in proportion to its aggregate Applicable Percentage for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses (including reasonable counsel fees and disbursements) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement and by reason of the ordinary negligence of the Administrative Agent; PROVIDED that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements which a court of competent jurisdiction determines, in a final and non-appealable judgment, to have resulted from the Administrative Agent's gross negligence or willful misconduct.

8.7 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligations under this Agreement and the Loans made by it, Canadian Imperial Bank of Commerce in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties, if any, specified herein; and the terms "Lenders", "Required Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include Canadian Imperial Bank of Commerce in its capacity as a Lender hereunder. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any affiliate of the Borrower as if it were not performing the duties, if any, specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

8.8 MAY TREAT LENDER AS OWNER. The Borrower and the Administrative Agent may deem and treat each Lender as the owner of the Loans recorded on the Register maintained pursuant to Section 9.4(c) for all purposes hereof and unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of a Loan shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.

8.9  SUCCESSOR ADMINISTRATIVE AGENT.

     (a) ADMINISTRATIVE AGENT RESIGNATION. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days notice to the Borrower, to appoint a successor Administrative Agent (who shall not be a non-resident of Canada within the meaning of the INCOME TAX ACT (Canada)), subject to the approval of the Borrower, such approval not to be unreasonably withheld. If no successor
Administrative Agent shall have been so appointed by the Required Lenders, and accepted such appointment, within 30 days after the retiring
Administrative Agent's giving of notice of resignation or the Required
Lenders' removal of the retiring Administrative Agent, then, upon five days' notice to the Borrower, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent (subject to approval of the Borrower, such approval not to be unreasonably withheld), which shall be a bank organized under the laws of Canada having a combined capital and surplus of at least Cdn.$250,000,000 or having a parent company with combined capital and surplus of at least Cdn.$250,000,000. Any resignation by the Administrative Agent shall not become effective until the successor Administrative Agent is appointed.

     (b) RIGHTS, POWERS, ETC. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                              ARTICLE 9  - MISCELLANEOUS

9.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile or sent by electronic mail, as follows:

     (a)  if to the Borrower:

          BATTLE MOUNTAIN CANADA LTD.
          Junction of Highways 7 and 614
          Yellow Brick Road
          Marathon, Ontario
          P0T 2E0

          Attention:    Treasurer
          Facsimile:    713-286-7237

          E-Mail:       tbausch@bmgold.com

          with a copy to the Parent:

          BATTLE MOUNTAIN GOLD COMPANY
          333 Clay Street
          Suite 4200
          Houston, Texas  77002-4103

          Attention:     General Counsel
          Facsimile:     713-650-0600

     (b)  if to the Administrative Agent:

          CANADIAN IMPERIAL BANK OF COMMERCE
          BCE Place, 161 Bay Street
          8th Floor
          Toronto, Ontario, M5J 2S8

          Attention:     Syndication Agency
          Facsimile:     (416) 956-3830

          - and -

          Attention:     Global Mining
          Facsimile:     (416) 594-8347

     (c) if to any Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any notices and other communications given hereunder will be deemed to have been given and to have been received on the day of delivery if so delivered, or on the day of facsimile or sending by other means of recorded electronic communication provided that such day is a Business Day and the communication is so delivered or sent prior to 4:30 p.m. (local time at the place of receipt). Otherwise, such communication will be deemed to have been given and to have been received on the following Business Day. Any communication sent by mail will be deemed to have been given and to have been received on the fifth Business Day following mailing, provided that no disruption of postal service is in effect. The Borrower and the Administrative Agent may from time to time change the respective addresses or facsimile numbers for notice by giving notice to the other in accordance with the provision of this Section.

9.2  WAIVERS; AMENDMENTS.

     (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the amount or extend the expiry date of any Commitment of any Lender without the prior written consent of that Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest or any fee applicable to any Loan without the prior written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable in respect thereof, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the prior written consent of each Lender affected thereby, (iv) change Section 2.13(b) or (c) in a manner that would alter the PRO RATA sharing of payments required thereby, without the prior written consent of each Lender, (v) change any of the provisions of this Section 9.2 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender, (vi) waive any Event of Default under clause (h), (i) or (j) of Section 7.1 without the prior written consent of each Lender, or (vii) except as specifically contemplated in this Agreement, release any obligor from any of such obligor's material obligations under the Security Documents and other instruments contemplated by this Agreement without the prior written consent of each Lender; AND PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

9.3  EXPENSES; INDEMNITY; DAMAGE WAIVER.

     (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and all applicable Taxes (other than Excluded Taxes), in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Financing Documents, (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and any applicable Taxes (other than Excluded Taxes) in connection with any amendments, modifications or waivers of the provisions hereof or of any of the other Financing Documents, (whether or not the transactions contemplated hereby or thereby shall be consummated), and (iii) all expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender and all applicable taxes, in connection with the enforcement or protection of their rights in connection with this Agreement, including its rights under this Section 9.3, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

     (b) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

     (c) To the extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee (as defined in Section 9.3(d)), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

     (d) The Borrower shall indemnify the Administrative Agent, each Lender, and each Related Party and each assignee pursuant to the provisions hereof of any of the foregoing Persons (each, an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities (including the reasonable fees, charges and disbursements (on a solicitor/client basis) of any counsel for the Administrative Agent or any Lender) to which any Indemnitee may become subject and any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities arising by reason of the ordinary negligence of any Indemnitee (i) as a result of the breach or non-compliance by the Borrower or any of the Subsidiaries with any such Applicable Law relating to the environment applicable to the Borrower or any of the Subsidiaries or any of their respective properties, including the treatment or disposal of hazardous substances on any of their respective properties, (ii) due to past ownership by the Borrower or any of the Subsidiaries of any of their respective properties or past activity on any of their respective properties or past activity on any of their respective properties which, though lawful and fully permissible at the time, could result in present liability, (iii) the presence, use, release, storage, treatment or disposal of hazardous substances on or at any of the properties owned or operated by the Borrower or any of the Subsidiaries, or (iv) any other environmental, health or safety condition in connection with this Agreement or any other Financing Document.

     (e) All amounts due under this Section 9.3 shall be payable not later than three Business Days after written demand therefor.

9.4  SUCCESSORS AND ASSIGNS.

     (a) The Lenders shall be permitted to assign and sell participations in the Loans, subject, in the case of assignments, to the execution of a duly completed Assignment and Acceptance and (other than in the case of an assignment to another Lender or to a resident Canadian affiliate of the assigning Lender), to the consent of the Administrative Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld, and provided that the Borrower's consent shall not be required at any time after a Default has occurred and is continuing); provided that, any assignment or participation of the Tranche II Commitment or the Tranche III Commitment shall involve pro rata amounts under each of the assigning or participating Lender's
          Tranche II Commitment and Tranche III Commitment. In the case of partial assignments, the minimum assigned amount shall be $5,000,000 and the amount held by a Lender after any such assignment shall not be less than $5,000,000. In the case of any assignment or participation, the assignee or participant shall pay to the Administrative Agent a fee in the amount of $3,000. No assignment by a Lender of its rights or obligations hereunder or grant by a Lender of a participation will result in the Borrower being required to pay an amount hereunder in addition to any amount the Borrower would otherwise have been required to pay hereunder if such assignment or participation had not been made or granted, as the case may be, or otherwise increase the costs of the Borrower hereunder.

     (b) Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section 9.4, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, shall have all of the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.8, 2.10, 2.11,
          2.12 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations.

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Toronto, Ontario a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraphs (a) and (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

9.5 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default, Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.8, 2.11, 2.12 and 9.3 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, or the termination of this Agreement or any provision hereof.

9.6 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed original counterpart of a signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed original counterpart of this Agreement.

9.7 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.8 RIGHT OF SET OFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all of the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this
Section 9.8 are in addition to other rights and remedies (including other rights of set off) which such Lender may have, but are subject to Section 2.13.

9.9 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS This Agreement shall be construed in accordance with and governed by the law of the Province of Ontario. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Courts of the Province of Ontario, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in Ontario. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 9.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any FORUM NON CONVENIENS defence to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.10 HEADINGS. Article and Section headings and the table of contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


BATTLE MOUNTAIN CANADA LTD.                   CANADIAN IMPERIAL BANK OF
                                              COMMERCE, as Administrative Agent

By:
   ----------------------------               By:
Name:                                            ------------------------------
Title:                                        Name:
By:                                           Title:
   ----------------------------
Name:

Title:                                        CANADIAN IMPERIAL BANK OF
                                              COMMERCE, as Lender


                                              By:
                                                 ------------------------------
                                              Name:
                                              Title:

                                     EXHIBIT A

                             ASSIGNMENT AND ACCEPTANCE

       Reference is made to the Credit Agreement, dated as of October 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Battle Mountain Canada Ltd., as Borrower, Canadian Imperial Bank of Commerce, individually and as Administrative Agent and the Lenders now or hereafter parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

       _____________________(the "ASSIGNOR") and________________________(the
"ASSIGNEE") agree as follows:

              1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), a percentage interest (the "ASSIGNED INTEREST") as set forth in Schedule I in and to the Assignor's rights and obligations under the Credit Agreement and the other Financing Documents with respect to those credit facilities provided for in the Credit Agreement as are set forth on
       Schedule 1 (individually, an "ASSIGNED FACILITY"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

              2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other obligor or the performance or observance by the Borrower or any other obligor of any of their respective obligations under the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto or thereto.

              3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement together with copies of the Borrower's financial statements and/or such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Financing Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such power and discretion under the Credit Agreement, the other Financing Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) hereby acknowledges and confirms Article 8 of the Credit Agreement; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

              4. The effective date of this Assignment and Acceptance shall be_______________ (the "TRANSFER EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 9.4 of the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

              5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrued subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for the periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

              6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Financing Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, but shall nevertheless continue to be entitled to the benefits of Sections 2.8, 2.11, 2.12 and 9.3 thereof.

              7. Notwithstanding any other provision hereof, if the consents of the Borrower and the Administrative Agent hereto are required under
       Section 9.4 of the Credit Agreement, this Assignment and Acceptance shall not be effective unless such consents shall have been obtained.

              8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

              IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                 SCHEDULE I TO THE

                             ASSIGNMENT AND ACCEPTANCE

                            Re:  Credit Agreement, dated as
                            of October 1, 1999, among
                            Battle Mountain Canada Ltd., as
                            Borrower, and Canadian Imperial
                            Bank of Commerce, individually
                            and as Administrative Agent,
                            and the Lenders now or
                            hereafter parties thereto

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:

                      PERCENTAGE OF
                      ASSIGNOR'S
                      INTEREST IN
 CREDIT               CREDIT                          PRINCIPAL
 FACILITY             FACILITY                        AMOUNT
 ASSIGNED             ASSIGNED                        ASSIGNED


                      _______%                        $________



[NAME OF ASSIGNEE]                      [NAME OF ASSIGNOR]


 By:______________________               By:_________________________
 Name:                                   Name:
 Title:                                  Title:

Accepted for recording in the            Consented To: (1, 2)
 Register:


CANADIAN IMPERIAL BANK                   -
OF COMMERCE
as Administrative Agent


By:___________________________           By:___________________________
Name:                                    Name:
Title:                                   Title:



                                         CANADIAN IMPERIAL BANK OF
                                         COMMERCE, as administrative
                                         Agent(2)



                                         By:___________________________
                                         Name:
                                         Title:

NOTES:


(1)  Borrower consent not required if a Default has occurred and is continuing

(2)  Consent not to be unreasonably withheld

                                     EXHIBIT D

                                 DEMAND DEBENTURE

                                 DEMAND DEBENTURE



TO:           CANADIAN IMPERIAL BANK OF COMMERCE,
              as Administrative Agent

DATE:         October 1, 1999

PRINCIPAL SUM:  Cdn. $250,000,000

INTEREST RATE:  25% per annum


CREDITOR'S ADDRESS:  BCE Place
                     161 Bay Street
                     Toronto, Ontario   M5J 2S8
                     Attn:  Global Mining


CREDITOR'S FAX NO.:  416-594-8347



A. BATTLE MOUNTAIN CANADA LTD. (the "DEBTOR"), CANADIAN IMPERIAL BANK OF COMMERCE, and the other lenders from time to time parties thereto (such lenders, together with their successors and permitted assigns, being collectively referred to as the "LENDERS"), and CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the "ADMINISTRATIVE AGENT"), are parties to a credit agreement dated as of October 1, 1999 (such credit agreement, as it may be amended, supplemented, or restated from time to time, referred to as the "CREDIT AGREEMENT"); and

B. To secure the payment and performance of all amounts payable hereunder (including the above-mentioned principal sum), the Debtor has agreed to grant to the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, security interests in respect of the Collateral in accordance with the terms of this Debenture (capitalized terms have the meanings set forth in Section 1);

            FOR GOOD AND VALUABLE CONSIDERATION (the receipt and adequacy of which are acknowledged by the Debtor), the Debtor hereby acknowledges itself indebted and promises to pay on demand to or to the order of the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, the above-mentioned principal sum on presentation and surrender of this Debenture at the Administrative Agent's address mentioned above, or at such other place as the Administrative Agent may designate by notice in writing to the Debtor, and to pay interest thereon from the date hereof at the above-mentioned annual rate accruing daily in the same currency, at the same place and on the last day of each month; and, should the Debtor at any time make default in payment of any principal or interest, to pay interest on the amount in default both before and after default and judgment at the same rate, in the same currency, at the same place and on the same dates.

1. DEFINITIONS. In this Debenture, capitalized terms which are not otherwise defined have the meanings given to such terms in the Credit Agreement. In addition:

              "ACCESSIONS", "ACCOUNT", "CHATTEL PAPER", "CONSUMER GOODS", "DOCUMENT OF TITLE", "EQUIPMENT", "GOODS", "INSTRUMENT", "INTANGIBLE", "INVENTORY", "MONEY", "PROCEEDS" and "SECURITY" have the meanings given to them in the PPSA.

              "BOOKS AND RECORDS" means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Collateral which are at any time owned by the Debtor.

              "COLLATERAL" means all of the present and future undertaking, Personal Property (including any Personal Property that may be described in any Schedule to this Debenture or any schedules, documents or listings that the Debtor may from time to time sign and provide to the Administrative Agent in connection with this Debenture) and real property (including the real property described in Schedule B to this Debenture or any schedules, documents or listings that the Debtor may from time to time sign and provide to the Administrative Agent in connection with this Debenture and including all fixtures and all buildings placed, installed or erected from time to time on any such real property) of the Debtor (including all such property at any time owned, leased or licensed by the Debtor, or in which the Debtor at any time has any interest or to which the Debtor is or may at any time become entitled) and all Proceeds thereof, wherever located.

              "CONTRACTS" means all contracts, licences and agreements to which the Debtor is at any time a party or pursuant to which the Debtor has at any time acquired rights, and includes (i) all rights of the Debtor to receive money due and to become due to it in connection with a contract, licence or agreement, (ii) all rights of the Debtor to damages arising out of, or for breach or default in respect of, a contract, licence or agreement, and (iii) all rights of the Debtor to perform and exercise all remedies in connection with a contract, licence or agreement.

              "DEBTOR" means Battle Mountain Canada Ltd., and includes its successors and permitted assigns.

              "DEFAULT" means an Event of Default under the Credit Agreement, or a default under any agreement relating to any Pari Passu L/C Line, or any agreement relating to any Pari Passu Operating Line; provided that in the case of any default under any agreement relating to any Pari Passu L/C Line or any Pari Passu Operating Line, such default shall have continued for at least 5 Business Days.

              "INTELLECTUAL PROPERTY RIGHTS" means all industrial and intellectual property rights, including copyrights, patents, trade-marks, industrial designs, know how and trade secrets and all Contracts related to any such industrial and intellectual property rights.

              "LIABILITIES" means all amounts payable hereunder (including the above-mentioned principal sum).

              "PERSONAL PROPERTY" means personal property and includes Accounts, Books and Records, Chattel Paper, Contracts, Documents of Title, Equipment, Goods, Instruments, Intangibles (including Intellectual Property Rights and Permits), Inventory, Money and Securities.

              "PPSA" means the Personal Property Security Act of the Province of Ontario, as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

              "RECEIVER" means a receiver, a manager or a receiver and manager.

              "SECURITY INTEREST" means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, finance lease, title retention agreement or arrangement, security interest or other encumbrance or adverse claim of any nature, or any other security agreement or arrangement creating in favour of any creditor a right in respect of a particular property.

2. GRANT OF SECURITY INTEREST. As general and continuing collateral security for the due payment and performance of all amounts payable hereunder (including the above-mentioned principal sum), the Debtor mortgages, charges and assigns (in the case of any Collateral specifically identified in Schedule B to this Debenture, by way of a fixed and specific charge) to the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, and grants to the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, a security interest in, the Collateral; provided that nothing in this Section 2 shall be construed as an assignment of any Collateral that is a trademark (but, for greater certainty, the mortgage and charge arising under this Section 1 do extend to trademarks).

3. LIMITATIONS ON GRANT OF SECURITY INTEREST. If the grant of any Security Interest in respect of any Contract, Intellectual Property Right or Permit under Section 2 would result in the termination or breach of such Contract, Intellectual Property Right or Permit, then the applicable Contract, Intellectual Property Right or Permit will not be subject to any Security Interest under Section 2 but will be held in trust by the Debtor for the benefit of the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, and, on exercise by the Administrative Agent of any of its rights under this Debenture following Default, assigned by the Debtor as directed by the Administrative Agent. In addition, the Security Interests created by this Debenture do not extend to the last day of the term of any lease or agreement for lease of real property. Such last day will be held by the Debtor in trust for the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, and, on the exercise by the Administrative Agent of any of its rights under this Debenture following Default, will be assigned by the Debtor as directed by the Administrative Agent.

4. ATTACHMENT; NO OBLIGATION TO ADVANCE. The Debtor confirms that value has been given by the Secured Parties to the Debtor, that the Debtor has rights in the Collateral (other than after-acquired property) and that the Debtor, the Secured Parties and the Administrative Agent have not agreed to postpone the time for attachment of the Security Interests created by this Debenture to any of the Collateral. The Security Interests created by this Debenture will have effect and be deemed to be effective whether or not the Liabilities or any part thereof are owing or in existence before or after or upon the date of this Debenture. Neither the execution of this Debenture nor any advance of funds shall oblige the Administrative Agent or any of the Secured Parties to advance any funds or any additional funds.

5. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants to the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, that:

       (a) PLACES OF BUSINESS, NAME, LOCATION OF COLLATERAL. The Debtor's principal place of business and chief executive office is at the address specified on the signature page of this Debenture, and its full legal name, and any other name under which it conducts its business, is specified on the signature page of this Debenture. The place where the Debtor keeps its Books and Records, the location of all other existing places where the Debtor carries on business or keeps tangible Personal Property, the location of all jurisdictions in which account debtors of the Debtor are located, and the location of all real property owned by the Debtor, are set out in Schedule A to this Debenture.

       (b) TITLE; NO OTHER SECURITY INTERESTS. Except for (i) the Security Interests created by the Security Instruments, and (ii) any other Security Interests permitted under the Credit Agreement, the Debtor owns (or, with respect to any leased or licensed property forming part of the Collateral, holds a valid leasehold or licensed interest in) the Collateral free and clear of any Security Interests. No security agreement, financing statement or other notice with respect to security in any or all of the Collateral (except for Security Interests created by the Security Instruments or permitted under the Credit Agreement) is on file or on record in any public office, except for filings in favour of, or permitted in writing by, the Administrative Agent.

       (c) AUTHORITY; CONSENTS. The Debtor has full power and authority to grant to the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, the Security Interests created by this Debenture and to execute, deliver and perform its obligations under this Debenture, and such execution, delivery and performance does not contravene any of the Debtor's articles or by-laws or any agreement, instrument or restriction to which the Debtor is a party or by which the Debtor or any of the Collateral is bound. Except for any consent that has been obtained and is in full force and effect, no consent of any party (other than the Debtor) to any Contract or any obligor in respect of any Account is required, or purports to be required, for the execution, delivery and performance of this Debenture. Except as disclosed in writing by the Debtor to the Administrative Agent, neither the Debtor nor (to the best of the Debtor's knowledge) any other party to any Account or Contract is in default or is likely to become in default in the performance or observance of any of the material terms of such Account or Contract.

       (d) EXECUTION AND DELIVERY; ENFORCEABILITY. This Debenture has been duly authorized, executed and delivered by the Debtor and is a valid and binding obligation of the

Debtor enforceable against the Debtor in accordance with its terms, subject only to bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws generally affecting the enforcement of creditors' rights, and to the fact that equitable remedies (such as specific performance and injunction) are discretionary remedies.

       (e) INTELLECTUAL PROPERTY RIGHTS. All material Intellectual Property Rights owned by the Debtor, and all material rights of the Debtor to the use of any Intellectual Property Rights, are described in Schedule A to this Debenture. To the best of the Debtor's knowledge, each such material Intellectual Property Right is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as set out in such Schedule, none of such material Intellectual Property Rights has been licensed or franchised by the Debtor to any Person.

6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations, warranties and covenants made by the Debtor in this Debenture are material, will be considered to have been relied on by the Administrative Agent and the Secured Parties and will survive the execution and delivery of this Debenture or any investigation made at any time by or on behalf of the Administrative Agent or any Lender and any disposition or payment of the Liabilities until repayment and performance in full of the Liabilities and termination of all rights of the Debtor that, if exercised, would result in the existence of Liabilities.

7. COVENANTS. The Debtor covenants and agrees with the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, that:

       (a) FURTHER DOCUMENTATION. The Debtor will from time to time, at the expense of the Debtor, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Debenture (including the registration of this Debenture in any applicable real property registry and the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interests created by this Debenture). The Debtor acknowledges that this Debenture has been prepared based on the existing laws in the Province of Ontario and that a change in such laws, or the laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, the Debtor agrees that the Administrative Agent will have the right to require that this Debenture be amended or supplemented, and that the Debtor will promptly on request by the Administrative Agent authorize, execute and deliver any such amendment or supplement (i) to reflect any changes in such laws, whether arising as a result of statutory amendments or court decisions, (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions, or (iii) if the Debtor merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, Security Interests similar to, and having the same effect as, the Security Interests created by this Debenture.

       (b) DELIVERY OF CERTAIN COLLATERAL. Promptly upon request from time to time by the Administrative Agent, the Debtor will deliver (or cause to be delivered) to the Administrative Agent, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may reasonably request, any and all Instruments, Securities, Documents of Title and Chattel Paper included in or relating to the Collateral as the Administrative Agent may specify in its request.

       (c) PAYMENT OF EXPENSES; INDEMNIFICATION. The Debtor will pay on demand, and will indemnify and save the Administrative Agent harmless from, any and all liabilities, costs and expenses (including legal fees and expenses on a solicitor and own client basis and any sales, goods and services or other similar taxes payable to any governmental authority with respect to any such liabilities, costs and expenses) (i) incurred by the Administrative Agent in the enforcement of this Debenture, (ii) with respect to, or resulting from, any failure or delay by the Debtor in performing or observing any of its obligations under this Debenture, or (iii) incurred by the Administrative Agent in performing or observing any of the other covenants of the Debtor under this Debenture.

       (d) MAINTENANCE OF RECORDS. The Debtor will keep and maintain accurate and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts and Contracts.

       (e) RIGHT OF INSPECTION. The Administrative Agent may, at all times during normal business hours, examine and make copies of all Books and Records, and may discuss the affairs, finances and accounts of the Debtor with its Financial Officers (at the expense of the Administrative Agent prior to Default, but at the expense of the Debtor after Default). The Administrative Agent may also, upon the giving of reasonable notice and during normal business hours, enter the premises of the Debtor where any of the Collateral is located for the purpose of inspecting the Collateral, observing its use or otherwise protecting its interests in the Collateral (at the expense of the Administrative Agent prior to Default, but at the expense of the Debtor after Default). The Debtor will provide the Administrative Agent with such clerical and other assistance as may be reasonably requested by the Administrative Agent to exercise any of its rights under this paragraph (at the expense of the Administrative Agent prior to Default, but at the expense of the Debtor after Default).

       (f) LIMITATIONS ON OTHER SECURITY INTERESTS. The Debtor will not create, incur or permit to exist, and will defend the Collateral against, and will take such other action as is necessary to remove, any and all Security Interests in and other claims affecting the Collateral, other than the Security Interests created by the Security Instruments or as permitted by the Credit Agreement, and the Debtor will defend the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral against the claims and demands of all Persons.

       (g) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Debtor will not, without the Administrative Agent's prior written consent, sell, lease or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement.

       (h) INSURANCE. The Debtor will maintain insurance coverage as required by Section 5.1(g) of the Credit Agreement. The Debtor will, from time to time at the Administrative Agent's request, deliver the applicable insurance policies (or satisfactory evidence of such policies) to the Administrative Agent. If the Debtor does not obtain or maintain such insurance, the Administrative Agent may, but need not, do so, in which event the Debtor will immediately on demand reimburse the Administrative Agent for all payments made by the Administrative Agent in connection with obtaining and maintaining such insurance, and until reimbursed any such payment will form part of the Liabilities and will be secured by the Security Interests created by this Debenture. Neither the Administrative Agent nor its correspondents or its agents will be responsible for the character, adequacy, validity or genuineness of any insurance, the solvency of any insurer, or any other risk connected with insurance.

       (i) FURTHER IDENTIFICATION OF COLLATERAL. The Debtor will promptly furnish to the Administrative Agent such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Administrative Agent may from time to time reasonably request.

       (j) NOTICES. The Debtor will advise the Administrative Agent promptly, in reasonable detail, of (i) any Security Interest (other than the Security Interests created by this Debenture and any Security Interest permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral, (ii) the occurrence of any event, claim or occurrence that could reasonably be expected to have a material adverse effect on the value of the Collateral or on the Security Interests created by this Debenture,
(iii) any change in the location of any place of business (including additional locations) or the chief executive office of the Debtor outside of Ontario or Texas, (iv) any change in the location of any of the tangible Collateral (including additional locations) outside of Ontario or Texas, (v) any acquisition of real property by the Debtor, (vi) any change in the name of the Debtor, (vii) any merger or amalgamation of the Debtor with any other Person, (viii) any additional jurisdiction in which material accounts debtors of the Debtor are located, and (ix) any material loss of or damage to any of the Collateral. The Debtor agrees not to effect or permit any of the changes referred to in clauses (iii) to (viii) above unless all filings have been made and all other actions taken that are required in order for the Administrative Agent to continue at all times following such change to have a valid and perfected Security Interest in respect of all of the Collateral.

       (k) DELIVERY OF AGREEMENTS RE INTELLECTUAL PROPERTY RIGHTS. The Debtor will promptly, following demand from time to time by the Administrative Agent, authorize, execute and deliver any and all agreements, instruments, documents and papers that the Administrative Agent may request to evidence the Administrative Agent's Security Interests in any Intellectual Property Rights and, where applicable, the goodwill of the business of the Debtor connected with the use of, and symbolized by, any such Intellectual Property Rights.

8. RIGHTS ON DEFAULT. On Default, the security constituted by this Debenture will become enforceable, and the Administrative Agent may, personally or by agent, at such time or times as the Administrative Agent in its discretion may determine, do any one or more of the following:

       (a) RIGHTS UNDER PPSA, ETC. Exercise all of the rights and remedies granted to Secured Parties under the PPSA and any other applicable statute, or otherwise available to the Administrative Agent at law or in equity.

       (b) DEMAND POSSESSION. Demand possession of any or all of the Collateral, in which event the Debtor will, at the expense of the Debtor, immediately cause the Collateral designated by the Administrative Agent to be assembled and made available and/or delivered to the Administrative Agent at any place designated by the Administrative Agent.

       (c) TAKE POSSESSION. Enter on any premises where any Collateral is located and take possession of, disable or remove such Collateral.

       (d) DEAL WITH COLLATERAL. Hold, store and keep idle, or operate, lease or otherwise use or permit the use of, any or all of the Collateral for such time and on such terms as the Administrative Agent may determine, and demand, collect and retain all earnings and other sums due or to become due from any Person in respect of any of the Collateral.

       (e) CARRY ON BUSINESS. Carry on, or concur in the carrying on of, any or all of the business or undertaking of the Debtor and enter on, occupy and use (without charge by the Debtor) any of the premises, buildings, plant and undertaking of, or occupied or used by, the Debtor.

       (f) ENFORCE COLLATERAL. Seize, collect, receive, enforce or otherwise deal with any Collateral in such manner, on such terms and conditions and at such times as the Administrative Agent deems advisable.

       (g) DISPOSE OF COLLATERAL. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker's board or office of the Administrative Agent or elsewhere, on such terms and conditions as the Administrative Agent may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

       (h) COURT-APPROVED DISPOSITION OF COLLATERAL. Apply to a court of competent jurisdiction for the sale or foreclosure of any or all of the Collateral.

       (i) PURCHASE BY ADMINISTRATIVE AGENT. At any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Debtor or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Administrative Agent, the Administrative Agent may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Liabilities then due and payable to it as a credit against the purchase price.

       (j) COLLECT ACCOUNTS. Notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Administrative Agent and direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor in respect of such Accounts directly to the Administrative Agent and, upon such notification and at the expense of the Debtor, enforce collection of any such Accounts, and adjust, settle or compromise the amount or payment of such Accounts, in such manner and to such extent as the Administrative Agent deems appropriate in the circumstances.

       (k) TRANSFER OF SECURITIES. Transfer any Securities forming part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that the Securities are subject to the Security Interests arising under this Agreement.

       (l) EXERCISE OF RIGHTS. Exercise any and all rights, privileges, entitlements and options pertaining to any Securities forming part of the Collateral as if the Administrative Agent were the absolute owner of such Securities.

       (m) PAYMENT OF LIABILITIES. Pay any liability secured by any Security Interest against any Collateral. The Debtor will immediately on demand reimburse the Administrative Agent for all such payments.

       (n) BORROW AND GRANT SECURITY INTERESTS. Borrow money for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of the Debtor and grant Security Interests on any Collateral (in priority to the Security Interests created by this Debenture or otherwise) as security for the money so borrowed. The Debtor will immediately on demand reimburse the Administrative Agent for all such borrowings.

       (o) APPOINT RECEIVER. Appoint by instrument in writing one or more Receivers of the Debtor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Administrative Agent under this Debenture) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Administrative Agent will (for purposes relating to responsibility for the Receiver's acts or omissions) be considered to be the agent of the Debtor and not of the Administrative Agent or the Lenders.

       (p) COURT-APPOINTED RECEIVER. Apply to a court of competent jurisdiction for the appointment of a Receiver of the Debtor or of any or all of the Collateral.

       (q) CONSULTANTS. Require the Debtor to engage a consultant of the Administrative Agent's choice, or engage a consultant on its own behalf, such consultant to receive the full cooperation and support of the Debtor and its employees, including unrestricted access to the premises, books and records of the Debtor; all reasonable fees and expenses of such consultant shall be for the account of the Debtor and the Debtor hereby authorizes any such consultant to report directly to the Administrative Agent and to disclose to the Administrative Agent any and all information obtained in the course of such consultant's employment.

              The Administrative Agent may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable law) to or on the Debtor or any other Person, and the Debtor by this Debenture waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable law. None of the above rights or remedies will be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. Without prejudice to the ability of the Administrative Agent to dispose of the Collateral in any manner which is commercially reasonable, the Debtor acknowledges that a disposition of Collateral by the Administrative Agent which takes place substantially in accordance with the following provisions will be deemed to be commercially reasonable:

              (i)    Collateral may be disposed of in whole or in part;

              (ii) Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

              (iii) any purchaser or lessee of Collateral may be a customer of the Administrative Agent;

              (iv) a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Administrative Agent, in is sole discretion, may deem advantageous; and

              (v) the Administrative Agent may establish an upset or reserve bid or price in respect of Collateral.

9. GRANT OF LICENCE. For the purpose of enabling the Administrative Agent to exercise its rights and remedies under Section 8 when the Administrative Agent is entitled to exercise such rights and remedies, and for no other purpose, the Debtor grants to the Administrative Agent an irrevocable, non-exclusive licence (effective during continuance of a Default and exercisable without payment of royalty or other compensation to the Debtor) to use, assign or sublicence any or all of the Intellectual Property Rights, including in such licence reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of the same.

10. SALE OF SECURITIES. The Administrative Agent is authorized, in connection with any offer or sale of any Securities forming part of the Collateral, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Securities. The Debtor further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Administrative Agent will not be liable or accountable to the Debtor for any discount allowed by reason of the fact that such Securities are sold in compliance with any such limitation or restriction.

11. APPLICATION OF PROCEEDS. Any Proceeds of Collateral received by the Administrative Agent or a Receiver may be applied to discharge or satisfy any expenses (including the Receiver's remuneration and other expenses of enforcing the Administrative Agent's rights under this Debenture), Security Interests in favour of Persons other than the Administrative Agent, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by the Administrative Agent or the Receiver to protect, preserve, repair, process, maintain or enhance the Collateral or prepare it for sale, lease or other disposition, or to keep in good standing any Security Interests on the Collateral ranking in priority to any of the Security Interests created by this Debenture, or to sell, lease or otherwise dispose of the Collateral. The balance of such Proceeds will be applied in accordance with the Credit Agreement.

12. CONTINUING LIABILITY OF DEBTOR. The Debtor will remain liable for any Liabilities that are outstanding following realization of all or any part of the Collateral and the application of the Proceeds thereof.

13. ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. The Debtor constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as the Debtor's true and lawful attorney-in-fact with full power and authority in the place of the Debtor and in the name of the Debtor or in its own name, from time to time in the Administrative Agent's discretion after a Default, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney acting reasonably, may be necessary or desirable to accomplish the purposes of this Debenture. These powers are coupled with an interest and are irrevocable until this Debenture is terminated and the Security Interests created by this Debenture are released. Nothing in this Section affects the right of the Administrative Agent as Secured Party or any other Person on the Administrative Agent's behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Debenture as the Administrative Agent or such other Person considers appropriate.

14. PERFORMANCE BY ADMINISTRATIVE AGENT OF DEBTOR'S OBLIGATIONS. If the Debtor fails to perform or comply with any of the obligations of the Debtor under this Debenture, the Administrative Agent may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance will not constitute a waiver, remedy or satisfaction of such failure. The expenses of the Administrative Agent incurred in connection with any such performance or compliance will be payable by the Debtor to the Administrative Agent immediately on demand, and until paid, any such expenses will form part of the Liabilities and will be secured by the Security Interests created by this Debenture.

15. SEVERABILITY. Any provision of this Debenture that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Debenture, all without affecting the remaining provisions of this Debenture or affecting the validity or enforceability of such provision in any other jurisdiction.

16. Rights of Administrative Agent; Limitations on Administrative Agent's Obligations.

       (a) LIMITATIONS ON ADMINISTRATIVE AGENT'S LIABILITY. Except as required by law, the Administrative Agent will not be liable to the Debtor or any other Person for any failure or delay in exercising any of the rights of the Debtor under this Debenture (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral, or to preserve rights against prior parties). Neither the Administrative Agent, a Receiver nor any agent of the Administrative Agent (including, in Alberta or British Columbia, any sheriff) is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral in its possession. Neither the Administrative Agent nor any Receiver will be liable for any, and the Debtor will bear the full risk of all, loss or damage to any and all of the Collateral (including any Collateral in the possession of the Administrative Agent or any Receiver) caused for any reason other than the gross negligence or wilful misconduct of the Administrative Agent or such Receiver.

       (b) DEBTOR REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Notwithstanding any provision of this Debenture, the Debtor will remain liable under each of the documents giving rise to the Accounts and under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by the Debtor thereunder, all in accordance with the terms of each such document and Contract. The Administrative Agent will have no obligation or liability under any Account (or any document giving rise thereto) or Contract by reason of or arising out of this Debenture or the receipt by the Administrative Agent of any payment relating to such Account or Contract pursuant hereto, and in particular (but without limitation), the Administrative Agent will not be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any Account (or any document giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any document giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

       (c) COLLECTIONS ON ACCOUNTS AND CONTRACTS. The Administrative Agent hereby authorizes the Debtor to collect the Accounts and payments under the Contracts after a Default. After a Default, any payments of Accounts or under Contracts, if collected by the Debtor, will be forthwith deposited by the Debtor in the exact form received, duly endorsed by the Debtor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, and until so deposited, will be held by the Debtor in trust for the Administrative Agent, segregated from other funds of the Debtor. All such amounts while held by the Administrative Agent (or by the Debtor in trust for the Administrative Agent) and all income in respect thereof will continue to be collateral security for the Liabilities and will not constitute payment thereof until applied as hereinafter provided. After a Default, the Administrative Agent may apply all or any part of the amounts on deposit in said special collateral account on account of the Liabilities in such order as the Administrative Agent may elect. At the Administrative Agent's request, the Debtor will deliver to the Administrative Agent any documents evidencing and relating to the agreements and transactions which gave rise to the Accounts and Contracts, including all original orders, invoices and shipping receipts.

       (d) ANALYSIS OF ACCOUNTS. The Administrative Agent will have the right to analyze and verify the Accounts in any manner and through any medium that it reasonably considers advisable, and the Debtor will furnish all such assistance and information as the Administrative Agent may require in connection therewith. Following the occurrence of a Default, the Administrative Agent may in its own name or in the name of others (including the Debtor) communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, status, amount and terms of any Account or any Contract. At any time and from time to time, upon the Administrative Agent's reasonable request and at the expense of the Debtor, the Debtor will furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

17. DEALINGS BY ADMINISTRATIVE AGENT. The Administrative Agent will not be obliged to exhaust its recourse against the Debtor or any other Person or against any other security it may hold in respect of the Liabilities before realizing upon or otherwise dealing with the Collateral in such manner as the Administrative Agent may consider desirable. The Administrative Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any other Person, and with any or all of the Collateral, and with other security and sureties, as the Administrative Agent may see fit, all without prejudice to the Liabilities or to the rights and remedies of the Administrative Agent or any Lender under this Debenture. The powers conferred on the Administrative Agent under this Debenture are solely to protect the interests of the Administrative Agent and the Secured Parties in the Collateral and will not impose any duty upon the Administrative Agent to exercise any such powers.

18. COMMUNICATION. Any communication required or permitted to be given under this Debenture will be in writing and will be effectively given if
(i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by facsimile transmission or other similar means of electronic communication, in each case to the address or facsimile number of the Debtor or Administrative Agent set out in this Debenture. Any communication so given will be deemed to have been given and to have been received on the day of delivery if so delivered personally or by prepaid courier or by mail, or on the day of facsimile transmission or sending by other means of recorded electronic communication provided that such day is a Business Day and the communication is so delivered or sent prior to 4:30 p.m. (local time at the place of receipt). Otherwise, such communication will be deemed to have been given and to have been received on the following Business Day. Any communication sent by mail will be deemed to have been given and to have been received on the fifth Business Day following mailing, provided that no disruption of postal service is in effect. The Debtor and the Administrative Agent may from time to time change their respective addresses or facsimile numbers for notice by giving notice to the other in accordance with the provisions of this Section.

19. RELEASE OF INFORMATION. The Debtor authorizes the Administrative Agent to provide a copy of this Debenture and such other information as may be requested of the Administrative Agent by Persons entitled thereto pursuant to any applicable legislation, and otherwise with the consent of the Debtor.

20. WAIVERS AND INDEMNITY. To the extent permitted by applicable law, the Debtor unconditionally and irrevocably waives (i) all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by the Administrative Agent, any secured party or any Receiver of any rights or remedies under this Debenture or at law (except by reason of the gross negligence or willful misconduct of the Administrative Agent or the Secured Parties or any of their agents or employees), and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a Secured Party or on the methods of, or procedures for, realization of security, including any "seize or sue" or "anti-deficiency" statute or any similar provision of any other statute. None of the terms or provisions of this Debenture may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent and the Debtor. The Administrative Agent and the Secured Parties will not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or the Secured Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or the Secured Parties of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Administrative Agent or the Secured
Parties would otherwise have on any future occasion. Neither the taking of any judgment nor the exercise of any power of seizure or sale will extinguish the liability of the Debtor to pay the Liabilities, nor will the same operate as a merger of any covenant contained in this Debenture or of any other liability, nor will the acceptance of any payment or other security constitute or create any novation. The Debtor agrees to indemnify the Administrative Agent and the Secured Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever
(except by reason of the gross negligence or willful misconduct of the Administrative Agent or the Secured Parties or any of their agents or employees) which may be imposed on, incurred by, or asserted against the Administrative Agent and arising by reason of any action (including any action referred to in thisDebenture) or inaction or omission to do any act legally required by the Debtor. This indemnification will survive the satisfaction, release or extinguishment of the Liabilities and the Security Interests created by this Debenture.

21. ENVIRONMENTAL LICENSE AND INDEMNITY. The Debtor hereby grants to the Administrative Agent and its employees and agents an irrevocable and non-exclusive license, subject to the rights of tenants, to enter any of the premises of the Debtor to conduct audits, testing and monitoring with respect to hazardous substances and to remove and analyze any hazardous substance at the cost and expense of the Debtor (which cost and expense will form part of the Liabilities and will be payable immediately on demand and secured by the Security Interests created by this Debenture); provided that prior to Default the Administrative Agent and its employees and agents will exercise rights under this licence only if the Administrative Agent has a good faith concern about the Debtor's environmental compliance. The Debtor will indemnify the Administrative Agent and the Secured Parties and hold the Administrative
Agent and the Secured Parties harmless against and from all losses, costs, damages and expenses which the Administrative Agent or the Secured Parties may sustain, incur or be or become liable at any time whatsoever for by reason of or arising from the past, present or future existence, clean-up, removal or disposal of any hazardous substance on or about any property owned or occupied by the Debtor or compliance with environmental laws or environmental orders relating thereto, including any clean-up, decommissioning, restoration or remediation of any premises owned or occupied by the Debtor or other affected lands or property. This indemnification will survive the satisfaction, release or extinguishment of the Liabilities and the Security Interests created by this Debenture.

22. AMALGAMATION. The Debtor acknowledges that if it amalgamates with any other corporation or corporations, then (i) the Collateral and the Security Interests created by this Debenture will extend to and include all the property and assets of the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired, (ii) the term "Debtor", where used in this Debenture, will extend to and include the amalgamated corporation, and (iii) the term "Liabilities", where used in this Debenture, will extend to and include the Liabilities of the amalgamated corporation.

23. GOVERNING LAW; ATTORNMENT. This Debenture will be governed by and construed in accordance with the laws of the Province of Ontario. Without prejudice to the ability of the Administrative Agent to enforce this Debenture in any other proper jurisdiction, the Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable law, the Debtor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Debenture in the courts of such Province.

24. INTERPRETATION. Unless otherwise expressly provided in this Debenture, if any matter in this Debenture is subject to the consent or approval of the Administrative Agent or is to be acceptable to the Administrative Agent, such consent, approval or determination of acceptability will be in the sole discretion of the Administrative Agent. If any provision in this Debenture refers to any action taken or to be taken by the Debtor, or which the Debtor is prohibited from taking, such provision will be interpreted to include any and all means, direct or indirect, of taking, or not taking, such action. The division of this Debenture into sections and paragraphs, and the insertion of headings, is for convenience of reference only and will not affect the construction or interpretation of this Debenture. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders. When used in this Debenture, the word "including" (or includes) means "including (or includes) without limitation". Any reference in this Debenture to a "Section" means the relevant Section of this Debenture.

25. SUCCESSORS AND ASSIGNS. This Debenture will enure to the benefit of, and be binding on, the Debtor and its successors and permitted assigns, and will enure to the benefit of, and be binding on, the Administrative Agent, the Secured Parties and their permitted successors and assigns. The Debtor may not assign this Debenture, or any of its rights or obligations under this Debenture, without the prior written consent of the Administrative Agent.

26. ADMINISTRATIVE AGENT ENTITLED TO PAYMENT. The Administrative Agent is entitled to receive the principal of and interest on this Debenture and all other moneys payable hereunder for the benefit of the Secured Parties, and the Administrative Agent is entitled to give a discharge hereof.

27. PLEDGE OF DEBENTURE. This Debenture may be transferred and assigned, deposited with and pledged by the Debtor to the Administrative Agent as a general and collateral security for the payment and performance of the Liabilities and, when redelivered to the Debtor or its nominees, will be forthwith cancelled and no payment will reduce the amount secured under this Debenture unless specifically appropriated to and noted on this Debenture at the time of payment.

28.           NEGOTIATION.  This Debenture is not a negotiable instrument.

29. ACKNOWLEDGMENT OF RECEIPT/ WAIVER. The Debtor acknowledges receipt of an executed copy of this Debenture.

              Dated: October 1, 1999

                                                     BATTLE MOUNTAIN CANADA
                                                     LTD.

Address:      Junction of Highways 7 and 614         By:
              Yellow Brick Road                         ----------------------
              Marathon, Ontario                      Name:
              P0T 2E0                                Title:


Attention:    Treasurer                              By:
Facsimile:    (713) 286-7237                            ----------------------
E-mail:       tbausch@bmgold.com                     Name:
                                                     Title:

With a copy to:

Battle Mountain Gold Company
333 Clay Street
Suite 4200
Houston, Texas  77002-4103
Attention:    General Counsel
Facsimile:    (713) 650-0600
E-mail:       getter@bmgold.com

                                     SCHEDULE A

LOCATIONS OF COLLATERAL (PARAGRAPH 5(a))


Ontario
Northwest Territories
Texas
San Juan Province, Argentina


JURISDICTIONS OF ACCOUNT DEBTORS (PARAGRAPH 5(a))

London, England
New York, New York
Toronto, Ontario
Greenwich, Connecticut


PLACE FOR BOOKS AND RECORDS (PARAGRAPH 5(a))

333 Clay Street
Suite 4200
Houston, TX  77002-4103


INTELLECTUAL PROPERTY RIGHTS (PARAGRAPH 5(e))

None

                                 SCHEDULE "B"


FIRSTLY:

Parcel 24016 Thunder Bay freehold being land and land under water in the Township of Bomby in the Territorial District of Thunder Bay comprising part of Mining Claim TB549612 being composed of that part of the said Township, designated as Part 1 on Plan 55R-5660, containing by admeasurement 9.67 acres, more or less.

SECONDLY:

Parcel 24015 Thunder Bay freehold being land and land under water in the Township of Bomby, in the Territorial District of Thunder Bay, comprising Mining Claim TB 673888, being composed of that part of the said Township designated as
Part 3 on Plan 55R-5358 containing by admeasurement 32.21 acres, be the same more or less.

THIRDLY:

Parcel 24017 Thunder Bay freehold being land and land under water, in the Township of Bomby, in the Territorial District of Thunder Bay, comprising Mining Claim TB673887, being composed of that part of the said Township designated as
Part 1 on Plan 55R-5856 containing by admeasurement 34.42 acres be the same more or less.

FOURTHLY:

Parcel 3971 South East Cochrane being Mining Claim L10477 as shown outlined in red on a plan of survey by Ontario Land Surveyor, T. G. Code, dated September 1, 1925 of record in the Department of Lands and Forests, containing by admeasurement 39.8 acres more or less in the Township of Holloway, in the District of Cochrane.

FIFTHLY:

Parcel 3972 South East Cochrane being Mining Claim L10476 as shown outlined in red on a plan of survey by Ontario Land Surveyor, T. G. Code, dated September 1, 1925 of record in the Department of Lands and Forests, containing by admeasurement 43.4 acres more or less in the Township of Holloway, in the District of Cochrane.

SIXTHLY:

Parcel 3991 South East Cochrane being Mining Claim L10534 as shown outlined in red on a plan of survey by O. L. S., J. Lanning, dated March 3, 1925 of record in the Department of Lands and Forests, containing by admeasurement 44.25 acres more or less in the Township of Holloway, in the District of Cochrane.

SEVENTHLY:

Parcel 4261 South East Cochrane, being the mining rights only in those certain lands and premises situate in the Township of Harkar and Holloway, in the District of Cochrane, Province of Ontario, namely:

(i) Mining Claim L10084 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated February 19, 1925, of record in the Department of Lands and Forests containing, by admeasurement 42.48 acres more or less;

(ii) Mining Claim L10478 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated February 19, 1925 of record in the Department of Lands and Forests, containing by admeasurement 39.2 acres more or less;

(iii) Mining Claim L10085 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated February 19, 1925 of record in the Department of Lands and Forests, containing by admeasurement 41.81 acres more or less;

(iv) Mining Claim L11168 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated October 9, 1922 of record in the Department of Lands and Forests, containing by admeasurement 19.75 acres more or less;

(v) Mining Claim L11671 as shown outlined in red on plan of survey by Ontario Land Surveyor, J. Lanning, dated August 1, 1925 of record in the Department of Lands and Forests, containing by admeasurement 29.37 acres more or less;

(vi) Mining Claim L10735 as shown outlined in red on plan of survey by Ontario Land Surveyor, J. Lanning, dated February 21, 1925 of record in the Department of Lands and Forests, containing by admeasurement 39.89 acres more or less;

(vii) Mining Claim L10696, as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated February 21, 1925 of record in the Department of Lands and Forests, containing by admeasurement 39.31 acres more or less;

All the above Mining Claims situate in the Township of Harkar.

(viii) Mining Claim L10083 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated November 10, 1922 of record in the Department of Lands and Forests, containing by admeasurement 34.29 acres more or less;

(ix) Mining Claim L10080 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated April 15, 1924 of record in the Department of Lands and Forests, containing by admeasurement 22.9 acres more or less;

(x) Mining Claim L10081 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated August 22, 1924 of record in the Department of Lands and Forests, containing by admeasurement 35.5 acres more or less;

(xi) Mining Claim L10082 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated December 28, 1927 of record in the Department of Lands and Forests, containing by admeasurement 57.61 acres more or less;

(xii) Mining Claim L11169 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated October 9, 1922 of record in the Department of Lands and Forests, containing by admeasurement 26.62 acres more or less;

(xiii) Mining Claim L11170 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated October 9, 1922 of record in the Department of Lands and Forests, containing by admeasurement 32.34 acres more or less;

(xiv) Mining Claim L11171 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated October 9, 1922 of record in the Department of Lands and Forests, containing by admeasurement 41.43 acres more or less;

(xv) Mining Claim L10697 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated March 3, 1925 of record in the Department of Lands and Forests, containing by admeasurement 38.59 acres more or less; and

(xvi) Mining Claim L10904 as shown outlined in red on plan of survey by O. L. S., J. Lanning, dated June 3, 1925 of record in the Department of Lands and Forests, containing by admeasurement 16.9 acres more or less;

All of the above Mining Claims situate in the Township of Holloway.

But saving and excepting from the above parcel the undivided 40% interest in Parts 1, 2, 3, 4, 5 and 6, Plan 6R-7123 and Mining Claim No. L10904, Township of Holloway, which is owned by Teddy Bear Valley Mines Limited.

EIGHTHLY:

Parcel 17171 South East Cochrane being the surface rights only of Mining Claim L10083, as shown outlined in red on plan of survey by J. Lanning, O. L. S., dated November 10, 1922, of record in the Department of Lands and Forests, containing by admeasurement 34.29 acres more or less, in the Township of Holloway, in the District of Cochrane.

NINTHLY:

Parcel 17172 South East Cochrane, being surface rights only of Mining Claim L10082, as shown outlined in red on plan of survey by J. Lanning, O. L. S., dated December 28, 1927, of record in the Department of Lands and Forests, containing by admeasurement 57.61 acres, more or less, in the Township of Holloway, in the District of Cochrane.

TENTHLY:

Parcel 17179 South East Cochrane, being the surface rights only of Mining Claim L10080, as shown outlined in red on plan of survey by J. Lanning, O. L. S., dated April 15, 1924, of record in the Department of Lands and Forests, containing by admeasurement 22.9 acres more or less, in the Township of Holloway, in the District of Cochrane.

                                     EXHIBIT E

                             DEBENTURE PLEDGE AGREEMENT

                             DEBENTURE PLEDGE AGREEMENT



       TO:                  CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Administrative Agent
       ADDRESS:             BCE Place
                            161 Bay Street
                            Toronto, Ontario, M5J 2S8
       ATTENTION:           Global Mining
       FACSIMILE:           416-594-8347



RECITALS:

A. BATTLE MOUNTAIN CANADA LTD. (the "DEBTOR"), CANADIAN IMPERIAL BANK OF COMMERCE and the other lenders from time to time parties thereto (such lenders, together with their successors and permitted assigns, being collectively referred to as the "LENDERS"), and CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the "COLLATERAL AGENT"), are parties to a credit agreement dated as of October 1, 1999 (such credit agreement, as it may be amended, supplemented or restated from time to time, referred to as the "CREDIT AGREEMENT");

B. In addition, from time to time, the Debtor is, or may become, liable under agreements relating to Pari Passu L/C Lines and Pari Passu Operating Lines (as each such term is defined in the Credit Agreement);

C. To secure the payment and performance of the Liabilities (as defined in Section 1), the Debtor has created and issued to the Administrative Agent, for itself and for the benefit of the Secured Parties, a demand debenture, dated as of October 1, 1999, in the principal amount of Cdn. $ 250,000,000 and bearing interest at 25% per annum (such debenture, as it may be amended or supplemented from time to time, is herein referred to as the "DEBENTURE"); and

D. The purpose of this Agreement is to set forth the terms and conditions upon which the Debenture is to be held by the Administrative Agent, for itself and for the benefit of the Secured Parties (as defined in the Credit Agreement).

            FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are acknowledged by the Debtor, the Debtor hereby agrees in favour of the Administrative Agent, for itself and for the benefit of the Secured Parties, as follows:

1. PLEDGE. The Debtor hereby transfers and assigns, deposits with and pledges to the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, and their successors and permitted assigns, and grants to the Administrative Agent, for its own benefit and for the benefit of the Secured Parties and their successors and permitted assigns, a security interest in the Debenture to be held by the Administrative Agent, for its own benefit and for the benefit of the Secured Parties and their successors and permitted assigns, as a general and continuing collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Liabilities. For the purpose of this Agreement, the term "Liabilities" means all present and future indebtedness, liabilities and obligations of every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Debtor to the Lenders or the Administrative Agent under the Credit Agreement and the other Financing Documents, or to any Secured Party under any agreement relating to any Pari Passu L/C Line or any Pari Passu Operating Line.

2. REALIZATION. If a Default (as defined in the Debenture) has occurred and is continuing, the Administrative Agent may realize upon the Debenture by selling, transferring, delivering, exercising or enforcing any or all of the powers, rights and remedies of a holder of the Debenture as if the Administrative Agent were the absolute owner thereof, without notice to, the consent of, or control by, the Debtor (except as required by applicable law) and any such power, right or remedy may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other powers, rights or remedies of the Administrative Agent however created; provided, however, that the Administrative Agent shall not be bound to exercise any such power, right or remedy and shall not be liable for any loss which may be caused by any failure to do so. Notwithstanding that the Debenture may be expressed to be payable on demand, the Administrative Agent agrees that no demand shall be made thereunder except following the occurrence and during the continuance of a Default (as defined under the Debenture).

3. APPLICATION OF PROCEEDS. The proceeds of such realization of the Debenture will be applied in accordance with Section 7.2 of the Credit Agreement.

4. INTEREST PAYMENTS. Notwithstanding any of the provisions of the Debenture, payment to the Administrative Agent of interest for any period in respect of the Liabilities shall be deemed payment in satisfaction of the interest payment for the same period under the Debenture, and the Administrative Agent in realizing on the Debenture or the security constituted thereby shall not claim under the Debenture any greater amount in the aggregate for principal and interest than the aggregate of all sums then owing by the Debtor to the Administrative Agent or any Lender on account of the Liabilities.

5. WAIVERS AND INDEMNITY. To the extent permitted by applicable law, the Debtor unconditionally and irrevocably waives (i) all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by the Administrative Agent or any Lender of any rights or remedies under this Agreement or at law (except by reason of the gross negligence or willful misconduct of the Administrative Agent, the Secured Parties or any of their agents or employees), and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any "seize or sue" or "anti-deficiency" statute or any similar provision of any other statute. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the

Administrative Agent and the Debtor. The Administrative Agent and the Secured Parties will not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or the Secured Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or the Secured Parties of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Administrative Agent or the Secured Parties would otherwise have on any future occasion. Neither the taking of any judgment nor the exercise of any power of sale will extinguish the liability of the Debtor to pay the Liabilities, nor will the same operate as a merger or any covenant contained in this Agreement or of any other liability, nor will the acceptance of any payment or other security constitute or create any novation. The Debtor agrees to indemnify the Administrative Agent and the Secured Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except by reason of the gross negligence or willful misconduct of the Administrative Agent or the Secured Parties or any of their agents or employees) which may be imposed on, incurred by, or asserted against the Administrative Agent and arising by reason of any action (including any action referred to in this Agreement or inaction or omission to do any act legally required by the Debtor. This indemnification will survive the satisfaction, release or extinguishment of the Liabilities and the Security Interests created by this Agreement.

6. DEALINGS BY ADMINISTRATIVE AGENT. The Administrative Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any third party having dealings with the Debtor, and with the Collateral or any part thereof, and with other security and sureties, as the Administrative Agent may see fit, all without prejudice to the Liabilities or to the rights of the Administrative Agent or any Secured Party under this Agreement. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the Lenders in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act hereunder, except for its own gross negligence or wilful misconduct.

7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Debtor and its successors and assigns and shall enure to the benefit of the Secured Parties and the Administrative Agent and their successors and assigns.

8. GOVERNING LAW; ATTORNMENT. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario. Without prejudice to the ability of the Administrative Agent to enforce this Agreement in any other proper jurisdiction, the Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such Province. To the extent permitted by applicable law, the Debtor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.

9. COMMUNICATION. Any communication required or permitted to be given under this Agreement will be in writing and will be effectively given if
(i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by facsimile transmission or other similar means of electronic communication, in each case to the address or facsimile number of the Debtor or the Administrative Agent set out in this Agreement. Any communication so given will be deemed to have been given and to have been received on the day of delivery, personally or by prepaid courier service or mail if so delivered, or on the day of facsimile transmission or sending by other means of recorded electronic communication provided that such day is a business day in Toronto, Ontario and the communication is so delivered or sent prior to 4:30 p.m. (local time at the place of receipt). Otherwise, such communication will be deemed to have been given and to have been received on the following business day. Any communication sent by mail will be deemed to have been given and to have been received on the fifth business day following mailing, provided that no disruption of postal service is in effect. The Debtor and the Administrative Agent may from time to time change their respective addresses or facsimile numbers for notice by giving notice to the other in accordance with the provisions of this Section.

10. EFFECTIVENESS. Notwithstanding anything set forth in this Agreement, this Agreement shall not become effective in respect of any Pari Passu L/C Line or any Pari Passu Operating Line until the Secured Party thereunder shall have executed and delivered to the Administrative Agent an agency agreement substantially in the form attached as Exhibit "A".

            Dated:  October 1, 1999.


                                                   BATTLE MOUNTAIN CANADA LTD.

Address:    Junction of Highways 7 and 614
            Yellow Brick Road                      By:
            Marathon, Ontario                         -------------------------
            P0T 2E0                                Name:
                                                   Title:

Attention:  Treasurer
Facsimile:  (713) 286-7237
E-mail:     tbausch@bmgold.com

                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:
With a copy to:

Battle Mountain Gold Company
333 Clay Street
Suite 4200

Houston, Texas  77002-4103
Attention:  General Counsel
Facsimile:  (713) 650-0600
E-mail:     getter@bmgold.com

                                   EXHIBIT F

                         SECURITIES PLEDGE AGREEMENT

                         SECURITIES PLEDGE AGREEMENT


TO:  ADMINISTRATIVE AGENT:         Canadian Imperial Bank of Commerce
     ADDRESS:                      Commerce Court West
                                   3rd Floor
                                   Toronto, ON M5L 1A2
     ATTENTION:                    Mr. E. G. Ramsay
     FACSIMILE:                    (416) 359-0408

RECITALS:

A. BATTLE MOUNTAIN CANADA LTD. (the "DEBTOR"), CANADIAN IMPERIAL BANK OF COMMERCE and the other lenders from time to time parties thereto (such lenders, together with their successors and permitted assigns, being collectively referred to as the "LENDERS"), and CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the "ADMINISTRATIVE AGENT"), are parties to a credit agreement dated as of October 1, 1999 (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the "CREDIT AGREEMENT").

B. In addition, from time to time, the Debtor is, or may become, liable under agreements with Canadian Imperial Bank of Commerce relating to Pari Passu L/C Lines and Pari Passu Operating Lines (as each such term is defined in the Credit Agreement).

C. To secure the payment and performance of the Liabilities (this term, and certain other capitalized terms used in this Agreement, have the meanings set forth in Section 1; other capitalized terms not defined in his Agreement have the meanings given in the Credit Agreement), the Debtor has agreed to grant to the Administrative Agent, in its capacity as Administrative Agent for the Lenders, Liens over the Collateral in accordance with the terms of this Agreement.

         For valuable consideration, the receipt and adequacy of which are acknowledged by the Debtor, the Debtor agrees with the Administrative Agent, for its own benefit and for the benefit of the Lenders and Canadian Imperial Bank of Commerce (as a creditor under any Pari Passu L/C Line or any Pari Passu Operating Line), as follows:

1.  DEFINITIONS.  In this Agreement:

         "ADMINISTRATIVE AGENT" has the meaning specified in Recital A to this Agreement.

         "BOOKS AND RECORDS" means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Collateral which are at any time owned by the Debtor .

         "COLLATERAL" means the collateral described in Section 2 of this Agreement, including the Pledged Securities and all Proceeds thereof.

         "DEBTOR" has the meaning specified in Recital A to this Agreement.

         "DEFAULT" means an Event of Default under the Credit Agreement, or a default under any agreement with Canadian Imperial Bank of Commerce relating to any Pari Passu L/C Line, or a default under any agreement with Canadian Imperial Bank of Commerce relating to any Pari Passu Operating Line; provided that in the case of any default under any agreement relating to any such Pari Passu L/C Line or any such Pari Passu Operating Line, such default shall have continued for at least 5 Business Days.

         "ISSUER" means any Person listed under the heading "Issuer(s)" in Schedule "A", and includes any successor of any Issuer.

         "LIABILITIES" means all present and future indebtedness, liabilities and obligations of every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Debtor to the Administrative Agent and the Lenders under the Credit Agreement and the other Financing Documents, wherever and however incurred and any unpaid balance thereof, or to Canadian Imperial Bank of Commerce under any agreement relating to any Pari Passu L/C Line or any Pari Passu Operating Line.

         "PPSA" means the Personal Property Security Act of the Province of Ontario as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

         "PLEDGED SECURITIES" means the securities listed in Schedule A.

         "PROCEEDS" has the meaning given to that term in the PPSA.

2. GRANT OF LIEN. As general and continuing collateral security for the due payment and performance of the Liabilities, the Debtor hereby assigns and pledges to and in favour of the Administrative Agent, for its own benefit and for the benefit of the Lenders and Canadian Imperial Bank of Commerce (as creditor under any Pari Passu L/C Line or any Pari Passu Operating Line) and the Debtor hereby grants to the Administrative
    Agent, for its own benefit and for the benefit of the Lenders and Canadian Imperial Bank of Commerce (as creditor under any Pari Passu L/C Line or any Pari Passu Operating Line), a continuing Lien in:

    (a) the Pledged Securities, together with any replacements thereof and substitutions therefor, and all certificates and instruments evidencing or representing such securities;

     (b) all interest and dividends, whether in cash, kind or stock, received or receivable upon or in respect of any of the Pledged Securities and all moneys or other property payable or paid on account of any return or repayment of capital in respect of any of the Pledged Securities or otherwise distributed in respect thereof or which will in any way be charged to, or payable or paid out of, the capital of any Issuer on account of the Pledged Securities;

     (c) all other property that may at any time be received or receivable by or otherwise distributed to the Debtor in respect of, or in substitution for, or in exchange for, any of the foregoing; and

     (d) all cash, securities and other proceeds of the foregoing and all rights and interests of the Debtor in respect thereof or evidenced thereby, including all moneys received from time to time by the Debtor in connection with the sale or other disposition of any of the Pledged Securities; provided, however, that the Debtor will not sell or otherwise dispose of any of the Pledged Securities unless such sale or other disposition is expressly permitted by the Credit Agreement.

     The certificates representing the Pledged Securities duly endorsed by the appropriate Person in blank for transfer or accompanied by stock powers of attorney satisfactory to the Administrative Agent will be delivered to and remain in the custody of the Administrative Agent or its nominee. If the constating documents of any Issuer restrict the transfer of the securities of such Issuer, then the Debtor will also deliver to the Administrative Agent a certified copy of a resolution of the directors or shareholders of such Issuer consenting to the transfer(s) contemplated by this Agreement, including any prospective transfer of the Collateral by the Administrative Agent or the Lenders upon a realization on the security constituted hereby in accordance with this Agreement.

3. ATTACHMENT; NO OBLIGATION TO ADVANCE. The Debtor confirms that value has been given by the Administrative Agent and each of the Lenders to the Debtor, that the Debtor has rights in the Collateral (other than after-acquired property) and that the Debtor, the Administrative Agent and the Lenders have not agreed to postpone the time for attachment of the Liens created by this Agreement to any of the Collateral. The
     Liens created by this Agreement will have effect and be deemed to be effective whether or not the Liabilities or any part thereof are owing or in existence before or after or upon the date of this Agreement. Neither the execution of this Agreement nor any advance of funds shall oblige the Administrative Agent or the Lenders to advance any funds or any additional funds.

4. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants to the Administrative Agent, for its own benefit and for the benefit of the Lenders, that:

     (a) TITLE; NO OTHER LIENS. Except for the Liens created by the Security Instruments, including this Agreement, the Debtor owns the Collateral free and clear of any Liens. No security agreement, financing statement or other notice with respect to security in any or all of the Collateral is on file or on record in any public office, except for filings in favour of, or permitted in writing by, the Administrative Agent.

       (b) AUTHORITY; CONSENTS. The Debtor has full power and authority to grant to the Administrative Agent the Liens created by this Agreement and to execute, deliver and perform its obligations under this Agreement, and such execution, delivery and performance does not contravene any of the Debtor's articles or by-laws or any agreement, instrument or restriction to which the Debtor is a party or by which the Debtor or any of the Collateral is bound. Except for any consent that has been obtained and is in full force and effect, no consent of any Person (other than the Debtor) is required, or purports to be required, for the execution, delivery and performance of this Agreement.

       (c) EXECUTION AND DELIVERY; ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by the Debtor and is a valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, subject only to bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws generally affecting the enforcement of creditors' rights, and to the provisions of the PPSA and to the fact that equitable remedies (such as specific performance and injunction) are discretionary remedies.

       (d) VALID ISSUE. The Pledged Securities are validly issued, fully paid and non-assessable.

       (e) NO REQUIRED DISPOSITION. There is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which the Debtor would be required to sell or otherwise dispose of any of the Pledged Securities.

5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations, warranties and covenants made by the Debtor in this Agreement are material, will be considered to have been relied on by the Administrative Agent and the Lenders and will survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of the Administrative Agent or the Lenders and any disposition or payment of the Liabilities until repayment and performance in full of the Liabilities and termination of all rights of the Debtor that, if exercised, would result in the existence of Liabilities.

6. COVENANTS. The Debtor covenants and agrees with the Administrative Agent, for its own benefit and the benefit of the Lenders, that:

       (a) FURTHER DOCUMENTATION. The Debtor will from time to time, at the expense of the Debtor, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Liens created by this Agreement). The Debtor acknowledges that this Agreement has been prepared based on the existing laws in the province referred to in the "Governing Law" section of this Agreement and that a change in such laws, or the laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, the Debtor agrees that the Administrative Agent will have the right to require that this Agreement be amended or supplemented, and that the Debtor will promptly on request by the Administrative Agent authorize, execute and deliver any such amendment or supplement or (i) to reflect any changes in such laws, whether arising as a result of statutory amendments or court decisions, (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions, or (iii) if the Debtor merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Administrative Agent Liens similar to, and having the same effect as, the Liens created by this Agreement.

       (b) PAYMENT OF EXPENSES; INDEMNIFICATION. The Debtor will pay on demand, and will indemnify and save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including legal fees and expenses on a solicitor and own client basis and any sales, goods and services or other similar taxes payable to any governmental authority with respect to any such liabilities, costs and expenses) incurred by the Administrative Agent or the Lenders in the enforcement of this Agreement.

       (c) LIMITATIONS ON OTHER LIENS. The Debtor will not create, incur or permit to exist, and will defend the Collateral against, and will take such other action as is necessary to remove, any and all Liens on and claims in respect of the Collateral other than the Liens created by the Security Instruments, including this Agreement, or as permitted by the Credit Agreement, and the Debtor will defend the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral against the claims and demands of all Persons.

       (d) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. Except as expressly permitted by the Credit Agreement, the Debtor will not, without the Administrative Agent's prior written consent, sell or otherwise dispose of any of the Collateral.

       (e) NOTICES. The Debtor will advise the Administrative Agent promptly, in reasonable detail, of (i) any Lien (other than the Liens created by the Security Instruments, including this Agreement and any Lien permitted by the Credit Agreement) on, or claim asserted against, any of the Collateral, (ii) the occurrence of any event, claim or occurrence that could reasonably be expected to have a material adverse effect on the value of the Collateral or on the Liens created by this Agreement, (iii) any change in the location of the chief executive office of the Debtor, (iv) any change in the name of the Debtor, and (v) any merger or amalgamation of the Debtor with any other Person. The Debtor agrees not to effect or permit any of the changes referred to in clauses (iii) to (v) above unless all filings have been made and all other actions taken that are required in order for the Administrative Agent to continue at all times following such change to have a valid and perfected Lien in respect of all of the Collateral.

7. VOTING RIGHTS. Unless a Default has occurred and is continuing, the Debtor will be entitled to exercise all voting power from time to time exercisable in respect of the Pledged Securities and give consents, waivers and ratifications in respect thereof; provided, however, that no vote will be cast or consent, waiver or ratification given or action taken which would be prejudicial to the interests of the Administrative Agent or the Lenders or which would have the effect of reducing the value of the Pledged Securities as security for the due payment and performance of the Liabilities or imposing any restriction on the transferability of any of the Pledged Securities. Immediately upon the occurrence and during the continuance of any Default, all such rights of the Debtor to vote and give consents, waivers and ratifications will cease and the Administrative Agent will be entitled to exercise all such voting rights and to give all consents, waivers and ratifications.

8. DIVIDENDS; INTEREST. Unless a Default has occurred and is continuing, the Debtor will be entitled to receive any and all cash dividends, interest and other forms of cash distribution on the Pledged Securities which it is otherwise entitled to receive, but any and all stock and/or liquidating dividends, distributions of property, returns of capital or other distributions made on or in respect of the Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any Issuer or received in exchange for the Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise, and any and all cash and other property received in exchange for any Collateral, will be and become part of the Collateral subject to the Lien created by this Agreement and, if received by the Debtor, will forthwith be delivered to the Administrative Agent or its nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers of attorney executed by the Debtor in accordance with the Administrative Agent's instructions) to be held subject to the terms of this Agreement; and if the Pledged Securities have been registered in the name of the Administrative Agent or its nominee, the Administrative Agent will execute and deliver (or cause to be executed and delivered) to the Debtor all such dividend orders and other instruments as the Debtor may request for the purpose of enabling the Debtor to receive the dividends or other payments which the Debtor is authorized to receive and retain pursuant to this Section 9. If a Default has occurred and is continuing, all rights of the Debtor pursuant to this Section 9 will cease and the Administrative Agent will have the sole and exclusive right and authority to receive and retain the cash dividends, interest and other forms of cash distribution which the Debtor would otherwise be authorized to retain pursuant to this Section 9. Any money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 9 will be retained by the Administrative
       Agent as additional Collateral hereunder and be applied in accordance with the provisions hereof.

9. RIGHTS ON DEFAULT. On the occurrence and continuance of a Default, the security constituted by this Agreement will become enforceable, and the Administrative Agent may, personally or by agent, at such time or times as the Administrative Agent in its discretion may determine, do any one or more of the following:

       (a) RIGHTS UNDER PPSA, ETC. Exercise all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available at law or in equity.

       (b) DISPOSE OF COLLATERAL. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker's board or office of the Administrative Agent or elsewhere, on such terms and conditions as the Administrative Agent may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

       (c) COURT-APPROVED DISPOSITION OF COLLATERAL. Apply to a court of competent jurisdiction for the sale or foreclosure of any or all of the Collateral.

       (d) PURCHASE BY ADMINISTRATIVE AGENT. At any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Debtor or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Administrative Agent, the Administrative Agent may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Liabilities then due and payable to it as a credit against the purchase price.

       (e) TRANSFER OF PLEDGED SECURITIES. Transfer all or part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that the Pledged Securities are subject to the Liens arising under this Agreement.

       (f) VOTE PLEDGED SECURITIES. Vote any or all of the Pledged Securities (whether or not transferred to the Administrative Agent or its nominee) and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof.

       (g) EXERCISE OTHER RIGHTS. Exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Issuer or upon the exercise by any Issuer, the Administrative Agent or the Lenders of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by the Administrative Agent.


       The Administrative Agent may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable law) to or on the Debtor or any other Person, and the Debtor by this Agreement waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable law. None of the above rights or remedies will be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. Without prejudice to the ability of the Administrative Agent to dispose of the Collateral in any manner which is commercially reasonable, the Debtor acknowledges that a disposition of Collateral by the Administrative Agent which takes place substantially in accordance with the following provisions will be deemed to be commercially reasonable:

                   (i)    Collateral may be disposed of in whole or in part;

                   (ii) Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

                   (iii) any purchaser of Collateral may be a customer of the Administrative Agent or any of the Lenders;

                   (iv) a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Administrative Agent, in is sole discretion, may deem advantageous; and

                   (v) the Administrative Agent may establish an upset or reserve bid or price in respect of Collateral.

10. SALE OF SECURITIES. The Administrative Agent is authorized, in connection with any offer or sale of any Pledged Securities, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Pledged Securities. The Debtor further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Administrative Agent and the Lenders will not be liable or accountable to the Debtor for any discount allowed by reason of the fact that such Pledged Securities are sold in compliance with any such limitation or restriction.

11. APPLICATION OF PROCEEDS. All Proceeds of Collateral received by the Administrative Agent may be applied to discharge or satisfy any expenses (including the expenses of enforcing the Administrative Agent's rights under this Agreement), Liens in favour of Persons other than the Administrative Agent and the Lenders , borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by the Administrative Agent to protect, preserve, repair, process, maintain or enhance the Collateral or prepare it for sale or other disposition, or to keep in good standing any Liens on the Collateral ranking in priority to any of the Liens created by this Agreement, or to sell, lease or otherwise dispose of the Collateral. The balance of such Proceeds shall be applied in the manner contemplated by the Credit Agreement.

12. CONTINUING LIABILITY OF DEBTOR. The Debtor will remain liable for any Liabilities that are outstanding following realization of all or any part of the Collateral and the application of the Proceeds thereof.

13. ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. The Debtor constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as the Debtor's true and lawful attorney-in-fact with full power and authority in the place of the Debtor and in the name of the Debtor or in its own name, from time to time in the Administrative Agent's discretion after a Default, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney acting reasonably, may be necessary or desirable to accomplish the purposes of this Agreement. These powers are coupled with an interest and are irrevocable until this Agreement is terminated and the Liens created by this Agreement are released. Nothing in this Section affects the right of the Administrative Agent as secured party, or any other Person on the Administrative Agent's behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Agreement as the Administrative Agent or such other Person considers appropriate.

14. PERFORMANCE BY ADMINISTRATIVE AGENT OF DEBTOR'S OBLIGATIONS If the Debtor fails to perform or comply with any of the obligations of the Debtor under this Agreement, the Administrative Agent may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance will not constitute a waiver, remedy or satisfaction of such failure. The expenses of the Administrative Agent incurred in connection with any such performance or compliance will be payable by the Debtor to the Administrative Agent immediately on demand, and until paid, any such expenses will form part of the Liabilities and will be secured by the Liens created by this Agreement.

15. INTEREST. If any amount payable to the Administrative Agent or the Lenders under this Agreement is not paid when due, the Debtor will pay to the Administrative Agent, immediately on demand, interest on such amount from the date due until paid, at the default rate specified in Section
       1.4 of the Credit Agreement.

16. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

17. RIGHTS OF LENDERS; LIMITATIONS ON LENDERS'S OBLIGATIONS. Neither the Administrative Agent nor any of the Lenders will be liable to the Debtor or any other Person for any failure or delay in exercising any of the rights of the Debtor under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral, or to preserve rights against prior parties). Neither the Administrative Agent nor any Lender shall be required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral in its possession. Neither the Administrative Agent, the Lenders nor any agent of any of them will be liable for any, and the Debtor will bear the full risk of all, loss or damage to any and all of the Collateral (including any Collateral in the possession of the Administrative Agent or any agent of the Administrative Agent) caused for any reason other than the gross negligence or wilful misconduct of the Administrative Agent, a Lender or such agent of the Administrative Agent.

18. DEALINGS BY ADMINISTRATIVE AGENT. The Administrative Agent will not be obliged to exhaust its recourse against the Debtor or any other Person or against any other security it may hold in respect of the Liabilities before realizing upon or otherwise dealing with the Collateral in such manner as the Administrative Agent may consider desirable. The Administrative Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any other Person, and with any or all of the Collateral, and with other security and sureties, as the Administrative Agent may see fit, all without prejudice to the Liabilities or to the rights and remedies of the Administrative Agent under this Agreement. The powers conferred on the Administrative Agent and the Lenders under this Agreement are solely to protect the interests of the Administrative Agent and the Lenders in the Collateral and will not impose any duty upon the Administrative Agent or the lenders to exercise any such powers.

19. COMMUNICATION. Any communication required or permitted to be given under this Agreement will be given in the manner set out in the Credit Agreement.

20. WAIVERS AND INDEMNITY. To the extent permitted by applicable law, the Debtor unconditionally and irrevocably waives (i) all claims, damages and demands it may acquire against the Administrative Agent or the Lenders arising out of the exercise by the Administrative Agent or the Lenders of any rights or remedies under this Agreement or at law (except by reason of the gross negligence or willful misconduct of the Administrative Agent or the Lenders or any of their agents or employees), and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any "seize or sue" or "anti-deficiency" statute or any similar provision of any other statute. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent and the Debtor. The Administrative Agent or the Lenders will not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or the Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or the Lenders of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Administrative Agent or the Lenders would otherwise have on any future occasion. Neither the taking of any judgment nor the exercise of any power of seizure or sale will extinguish the liability of the Debtor to pay the Liabilities, nor will the same operate as a merger of any covenant contained in this Agreement or of any other liability, nor will the acceptance of any payment or other security constitute or create any novation. The Debtor agrees to indemnify the Administrative Agent and the Lenders from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except by reason of the gross negligence or willful misconduct of the Administrative Agent or the Lenders or any of their agents or employees) which may be imposed on, incurred by, or asserted against the Administrative Agent or the Lenders and arising by reason of any action (including any action referred to in this Agreement) or inaction or omision to do any act legally required by the Debtor. This indemnification will survive the satisfaction, release or extinguishment of the Liabilities and the Liens created by this Agreement.

21. AMALGAMATION. The Debtor acknowledges that if it amalgamates with any other corporation or corporations, then (i) the Collateral and the Liens created by this Agreement will extend to and include all the property and assets of the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired, (ii) the term "Debtor", where used in this Agreement, will extend to and include the amalgamated corporation, and (iii) the term "Liabilities", where used in this Agreement, will extend to and include the Liabilities of the amalgamated corporation.

22. GOVERNING LAW; ATTORNMENT. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario.
       Without prejudice to the ability of the Administrative Agent or the Lenders to enforce this Agreement in any other proper jurisdiction, the Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable law, the Debtor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.

23. INTERPRETATION. Unless otherwise expressly provided in this Agreement, if any matter in this Agreement is subject to the consent or approval of the Administrative Agent or is to be acceptable to the Administrative Agent, such consent, approval or determination of acceptability will be in the sole discretion of the Administrative Agent. If any provision in this Agreement refers to any action taken or to be taken by the Debtor, or which the Debtor is prohibited from taking, such provision will be interpreted to include any and all means, direct or indirect, of taking, or not taking, such action. The division of this Agreement into sections and paragraphs, and the insertion of headings, is for convenience of reference only and will not affect the construction or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders. When used in this Agreement, the word "including" (or includes) means "including (or includes) without limitation". Any reference in this Agreement to a "Section" means the relevant Section of this Agreement.

24. SUCCESSORS AND ASSIGNS. This Agreement will enure to the benefit of, and be binding on, the Debtor and its successors and permitted assigns, and will enure to the benefit of, and be binding on, the Administrative Agent, the Lenders and their successors and assigns. The Debtor may not assign this Agreement, or any of its rights or obligations under this Agreement, without the prior written consent of the Administrative
       Agent.


25. ACKNOWLEDGMENT OF RECEIPT/ WAIVER. The Debtor acknowledges receipt of an executed copy of this Agreement.

26. EFFECTIVENESS. Notwithstanding anything set forth in this Agreement, this Agreement shall not become effective in respect of any Pari Passu L/C Line or any Pari Passu Operating Line established by Canadian Imperial Bank of Commerce until Canadian Imperial Bank of Commerce shall have executed and delivered to the Administrative Agent an agency agreement substantially in the form attached as Exhibit "A".


              Dated: October 1, 1999

                                              BATTLE MOUNTAIN CANADA LTD.


                                              By:
                                                 ------------------------------
                                              Name:
                                              Title:


                                     SCHEDULE A
                                     ----------

ISSUER(S)                                DESCRIPTION OF SECURITIES
---------                                -------------------------
Niugini Mining Limited                   All equity securities now owned or hereafter
                                         acquired, including
                                         59,312,250 ordinary shares now owned

                                     EXHIBIT G


                         PARENT GUARANTEE, CASH COLLATERAL
                            AND SUBORDINATION AGREEMENT

                    LIMITED RECOURSE GUARANTEE, CASH COLLATERAL
                            AND SUBORDINATION AGREEMENT



       TO:                  CANADIAN IMPERIAL BANK OF COMMERCE
                            as Administrative Agent
       ADDRESS:             BCE Place
                            161 Bay Street
                            Toronto, Ontario, M5J 2S8
       ATTENTION:           Global Mining
       FACSIMILE:           416-594-8347



RECITALS:

A. BATTLE MOUNTAIN CANADA LTD. (the "DEBTOR"), CANADIAN IMPERIAL BANK OF COMMERCE and the other lenders from time to time parties thereto (such lenders, together with their successors and permitted assigns, being collectively referred to as the "LENDERS"), and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the "ADMINISTRATIVE AGENT"), are parties to a credit agreement dated as of October 1, 1999 (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the "CREDIT AGREEMENT").

B. The Credit Agreement also permits the Borrower to incur Indebtedness under Pari Passu L/C Lines and Pari Passu Operating Lines, all to the extent contemplated in the Credit Agreement.

C. It is in the interests of BATTLE MOUNTAIN GOLD COMPANY (the "PARENT") that the Secured Parties extend credit (or continue to extend credit) to the Debtor, which is a subsidiary of the Parent, and therefore the Parent is prepared to execute this Agreement in favour of the Administrative Agent, in its capacity as Administrative Agent for the Secured Parties.

D. In this Agreement, the term "OBLIGATIONS" (without more) refers collectively to the Tranche I Obligations (as defined in Section 1 hereof) and the Senior Obligations (as defined in Section 9 hereof). Capitalized terms which are not otherwise defined have the respective meanings given to such terms in the Credit Agreement.

              For valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by the Parent, the Parent hereby agrees in favour of the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, as follows:

1. GUARANTEE. The Parent hereby unconditionally and irrevocably guarantees the prompt payment to the Administrative Agent, for the benefit of the Tranche I Lenders, forthwith upon demand by the Administrative Agent, of all principal amounts which the Debtor has from time to time incurred or may hereafter incur to the Administrative Agent and the Tranche I Lenders (or any of them) under the Tranche I Loans (collectively, the "TRANCHE I OBLIGATIONS"); provided, however, that the recourse of the Administrative Agent and the Tranche I Lenders under this Section 1 will be limited to the cash collateral pledged by the Parent to the Administrative Agent pursuant to Section 2 of this Agreement and for such purposes, no recourse may be had, nor will judgment be issued or other process levied, against any other assets or rights of the Parent.

2. PLEDGE OF CASH COLLATERAL. As general and continuing collateral security for the prompt payment of the Tranche I Obligations, the Parent pledges to the Administrative Agent, for the benefit of the Tranche I Lenders, and grants to the Administrative Agent, for the benefit of the Tranche I Lenders, a continuing security interest in the cash collateral provided by the Parent to the Administrative Agent as required by Section 4.1(j) of the Credit Agreement and deposited in Account No. ADP 876 0404619 with the Administrative Agent (it being acknowledged that all or part of such cash collateral, or the proceeds thereof, may from time to time be held in Current Account No. 02 80003 with the Administrative Agent, and this pledge and security interest also extends to the cash collateral, and the proceeds thereof, while in such Current Account). This pledge and security interest extends to any investments made with any such cash collateral, and all proceeds thereof. At the direction of the Parent, the Administrative Agent shall invest such cash collateral in short-term (i.e. 90 days or shorter) debt obligations of the Government of the United States of America or any agency or instrumentality backed by the full faith and credit of the United States or America, in short-term (i.e. 90 days or shorter) U.S. dollar denominated Government of Canada treasury bills, or in short term (i.e. 90 days or shorter) certificates of deposit issued by Canadian Imperial Bank of Commerce, and otherwise the Administrative Agent shall have exclusive dominion and control over all of such collateral. Except during the continuance of a Default or Event of Default, the Administrative Agent shall pay to the Parent all income earned on such cash collateral. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to apply all or part of such collateral against the Tranche I Obligations.
Until all Tranche I Loans have been repaid in full, the Parent shall have no right to withdraw or otherwise receive or use any of such cash collateral; provided, however, that if no Default or Event of Default shall have occurred and be continuing: (a) the Parent shall have the right to require that the Administrative Agent apply all or part of such cash collateral as a permanent repayment of the Tranche I Loans, and (b) if the Borrower is entitled to make a payment to the Parent pursuant to either of Sections 2.5(c) or (d) of the Credit Agreement and if, in lieu of making all or part of any such payment, the Borrower pledges to and deposits cash with the Administrative Agent, for the benefit of the Tranche I Lenders, pursuant to documentation satisfactory to the Administrative Agent, the Parent shall be entitled to receive such portion of the cash collateral pledged hereunder as is equivalent to the amount of cash collateral so pledged and deposited by the Borrower to the Administrative Agent, and the amount of the Tranche I Obligations guaranteed hereunder shall be correspondingly reduced. The Parent acknowledges that various provisions of the Credit Agreement require that, in certain circumstances, payments and other amounts be applied against the Tranche II Loans and/or the Tranche III Loans prior to being applied against the Tranche I Loans, and the Parent waives all rights, however arising, to require any application of any such payments or other amounts to the Tranche I Loans.

3. UNCONDITIONAL OBLIGATIONS. The obligations of the Parent under this Agreement are continuing, unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged, diminished, limited or otherwise affected by (and the Parent hereby consents to or waives, as applicable, to the fullest extent permitted by applicable law): (a) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Obligation, security, Person or otherwise; (b) any modification or amendment of or supplement to the Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder; (c) any release, non-perfection or invalidity of any direct or indirect security for any Obligation; (d) any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of the Debtor or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Debtor or any other Person or its assets; (e) the existence of any claim, set-off or other rights which the Parent may have at any time against the Debtor, the Administrative Agent, any Secured Party, or any other Person, whether in connection herewith or any unrelated transactions; (f) any invalidity, illegality or unenforceability relating to or against the Debtor or any provision of applicable law or regulation purporting to prohibit the payment by the Debtor of the principal or interest under the Obligations; (g) any limitation, postponement, prohibition, subordination or other restriction on the rights of the Administrative Agent or any Secured Party to payment of the Obligations; (h) any release, substitution or addition of any cosigner, endorser or other guarantor of the Obligations; (i) any defence arising by reason of any failure of the Administrative Agent or any Secured Party to make any presentment, demand for performance, notice of non-performance, protest, and any other notice, incuding notice of all of the following: acceptance of this Agreement, partial payment or non-payment of all or any part of the Obligations and the existence, creation, or incurring of new or additional Obligations; (j) any defence arising by reason of any failure of the Administrative Agent or any Secured Party to proceed against the Debtor or any other Person, to proceed against, apply or exhaust any security held from the Debtor or any other Person for the Obligations, to proceed against, apply or exhaust any security held from the Parent or any other Person for this Agreement or to pursue any other remedy in the power of the Administrative Agent or any Secured Party whatsoever; (k) any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligation; (l) any defence arising by reason of any incapacity, lack of authority, or other defence of the Debtor or any other Person, or by reason of any limitation, postponement, prohibition on the Administrative Agent's or any Secured Party's right to payment of the Obligations or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of the Debtor or any other Person with respect to all or any part of the Obligations (other than as a result of the indefeasible payment of the Obligations), or by reason of any act or omission of the Administrative Agent, any Secured Party or others which directly or indirectly results in the discharge or release of the Debtor or any other Person or all or any part of the Obligations or any security or guarantee therefor, whether by contract, operation of law or otherwise; (m) any defence arising by reason of any failure by the Administrative Agent or any Secured Party to obtain, perfect or maintain a perfected or prior (or any) security interest in or lien or encumbrance upon any property of the Debtor or any other
Person, or by reason of any interest of the Administrative Agent or any Secured Party in any property, whether as owner thereof or the holder of a security interest therein or lien or encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the Administrative Agent or any Secured Party of any right to recourse or collateral; (n) any defence arising by reason of the failure of the Administrative Agent or any Secured Party to marshall any assets; (o) any defence based upon any failure of the Administrative Agent or any Secured Party to give to the Debtor or the Parent notice of any sale or other disposition of any property securing any or all of the Obligations or any guarantee thereof, or any defect in any notice that may be given in connection with any sale or other disposition of any such property, or any failure of the Administrative Agent or any Secured Party to comply with any provision of applicable law in enforcing any security interest in or lien upon any such property; (p) any defence based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement readjustment of debt, liquidation or dissolution proceeding commenced by or against the Debtor or any other Person, including any discharge of, or bar against collecting, any of the Obligations, in or as a result of any such proceeding;
or (q) any other act or omission to act or delay of any kind by the Debtor, the Administrative Agent, any Secured Party, or any other Person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Section 3, constitute a legal or equitable discharge, limitation or reduction of the Parent's obligations hereunder (other than the payment in full of all of the Obligations). The foregoing provisions apply (and the foregoing waivers will be effective) even if the effect of any action (or failure to take action) by the Administrative Agent or any Secured Party is to destroy or diminish the Parent's subrogation rights, the Parent's right to proceed against the Debtor for reimbursement, the Parent's right to recover contribution from any other guarantor or any other right or remedy.

4. ASSUMPTION OF AUTHORITY. The Administrative Agent and the Secured Parties are entitled to assume, notwithstanding any investigation by or on behalf of the Administrative Agent or any Secured Party, the power and authority of the officers, directors, agents or other persons acting or purporting to act on behalf of the Debtor or the Parent.

5. RECOURSE AGAINST DEBTOR; SETTLEMENT OF ACCOUNTS. Any account settled or stated between the Administrative Agent or any Tranche I Lender and the Debtor will be accepted by the Parent as PRIMA FACIE evidence that the amount thereby appearing due by the Debtor to the Administrative Agent or such Tranche I Lender is so due. The Administrative Agent and the Tranche I Lenders are not required to exhaust their recourse against the Debtor or others or under any other security or guarantee before being entitled to payment from the Parent under this Agreement.

6. PARENT COVENANTS. The Parent hereby covenants in favour of the Administrative Agent, for the benefit of the Secured Parties, as follows:

(i) If the amount of Excess Cash Flow which may be paid to the Parent for any of the second, third or fourth Excess Cash Flow Period in any year is less than the amount of Excess Cash Flow which was actually paid by the Borrower to the Parent in respect of the immediately preceding Excess Cash Flow Period, (such difference being referred to is the "EXCESS CASH FLOW DIFFERENTIAL") the Parent shall forthwith pay to the Administrative Agent, for the account of the Lenders, an amount equal to the Excess Cash Flow Differential, and

(ii) To the extent that the Parent realizes any profit under any Designated Gold Hedging Contract, the Parent shall concurrently reinvest such profit (net of any tax exigible in respect thereof) in the Borrower, either by way of equity or subordinated debt; in the event such concurrent reinvestment is effected by way of subordinated debt, Section 10 of this Agreement shall apply.

7. NO WAIVER. No delay on the part of the Administrative Agent or any Secured Party in exercising any of its options, powers or rights, or partial or single exercise thereof, will constitute a waiver thereof. No waiver of any of the Administrative Agent's or any Secured Party's rights hereunder, and no modification or amendment of this Agreement, will be deemed to be made by the Administrative Agent or any Secured Party unless the same will be in writing, duly signed by the Administrative Agent and the Parent, and each such waiver, if any, will apply only with respect to the specific instance involved, and will in no way impair the rights of the Administrative Agent and the Secured Parties or the liabilities of the Parent to the Administrative Agent and the Secured Parties in any other respect at any other time.

8. REINSTATEMENT. If, at any time, all or any part of any payment previously applied by the Administrative Agent or any Tranche I Lender to any Tranche I Obligation is or must be rescinded or returned by the Administrative Agent or such Tranche I Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of the Debtor), such Tranche I Obligation will, for the purpose of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Tranche I Lender, and this Agreement will continue to be effective or be reinstated, as the case may be, as to such Tranche I Obligation, all as though such application by the Administrative Agent or such Tranche I Lender had not been made.

9. NO SUBROGATION. Notwithstanding any payment made by the Parent under Sections 1 or 2 of this Agreement or any setoff or application of funds of the Parent by the Administrative Agent or any Tranche I Lender on account of the Tranche I Obligations, the Parent will have no right of subrogation to, and waives, to the fullest extent permitted by law, any right to enforce any remedy which the Administrative Agent or any Secured Party now has or may hereafter have against the Debtor, until all of the obligations of the Debtor to the Secured Parties and the Administrative Agent (the "SENIOR OBLIGATIONS") have been indefeasibly paid in full; and until that time, the Parent waives any benefit of, and any right to participate in, any security, whether real or personal property, now or hereafter held by the Administrative Agent or any Secured Party for the Senior Obligations. Thereafter, the Administrative Agent and the Tranche I Lenders will, at the Parent's request and expense, execute and deliver to the Parent appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Parent of an interest in the Tranche I Obligations and any security held therefor resulting from such performance or payment by the Parent.

10. SUBORDINATION AND POSTPONEMENT. All debts, obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time owing by the Debtor to the Parent or remaining unpaid by the Debtor to the Parent (collectively, the "SUBORDINATE OBLIGATIONS") are hereby subordinated to the prior indefeasible payment in cash of all of the Senior Obligations, and the Senior Obligations will have priority over the Subordinate Obligations in all respects and at all times. Except as otherwise expressly permitted in Sections 2.5(c) and (d) and 6.1(g) and (k) of the Credit Agreement, the Debtor will not make and will not be entitled to make, and the Parent will not accept and will not be entitled to accept, any payment or prepayment of any amount in respect of the Subordinate Obligations, whether in the form of cash, securities or any other form of property, by the exercise of the right of set off or other similar right or remedy, or in any other manner. Without the prior written consent of the Administrative Agent, the Parent will not, and will not be entitled to (a) accelerate the time for payment of any of the Subordinate Obligations; (b) take any security over any of the assets of the Debtor, unless any such security is fully subordinated on terms and conditions satisfactory to the Administrative Agent, in its sole discretion; (c) petition the Debtor into bankruptcy or initiate any similar proceeding; (d) participate in any bankruptcy or similar proceeding with respect to the Debtor unless and until any Secured Party files a petition in bankruptcy against the Debtor or any other Person files a petition in bankruptcy against the Debtor which is not stayed or dismissed within 60 days of such filing; or (e) commence or initiate any action or proceeding to recover or receive payment of any of the Subordinate Obligations. The Parent will not, in any manner, contest or bring into question the validity, priority, perfection or enforceability of any of the Security Instruments, and the Parent agrees that the subordination of the Subordinate Obligations pursuant to the terms hereof shall not be affected by the invalidity or unenforceability of any of the Security Instruments. In case of liquidation, winding up or bankruptcy of the Debtor (whether voluntary or involuntary) or if the Debtor will make a bulk sale of any of its assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme of arrangement, the Administrative Agent and the Secured Parties will have the right to rank for their full claims and receive all dividends or other payments in respect thereof in priority to the Parent until the claims of the Administrative Agent and the Secured Parties have been paid in full. In the event of the valuation by the Administrative Agent or any Secured Party of any security held by or for the benefit of the Administrative Agent and the Secured Parties or any of them and/or the retention thereof by the Administrative Agent or any Secured Party, such valuation and/or retention will not, as between the Administrative Agent, such Secured Party and the Parent, be considered as a purchase of such security, or as payment or satisfaction or reduction of the Senior Obligations or any part thereof. The foregoing provisions of this Section 10 will not in any way limit or lessen the liability of the Parent under any other Section of this Agreement.

11. FOREIGN CURRENCY OBLIGATIONS. The Parent will make any payment required under this Agreement in U.S. Dollars. If the Parent makes any payment required under this Agreement in a currency (the "OTHER CURRENCY") other than U.S. Dollars (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment will constitute a discharge of the liability of the Parent hereunder only to the extent of the amount of U.S. Dollars which the Administrative

Agent is able to purchase at Toronto, Ontario with the amount it receives on the date of receipt. If the amount of U.S. Dollars which the Administrative Agent is able to purchase is less than the amount of such currency originally due to it in respect to the relevant obligation, the Parent will indemnify and save the Administrative Agent and the Secured Parties harmless from and against any loss or damage arising as a result of such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Agreement, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Administrative Agent or any Secured Party and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order. If the amount of U.S. Dollars which the Administrative Agent is so able to purchase is more than the amount of U.S. Dollars originally due to it hereunder, the Administrative Agent shall reimburse the Parent in an amount equal to the excess of the amount of U.S. Dollars originally due to it hereunder.

12. TAXES AND SET-OFF BY PARENT. All payments to be made by the Parent hereunder will be made without set-off or counterclaim and without deduction for any taxes, levies, duties, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever. If at any time any applicable law, regulation or international agreement requires the Parent to make any such deduction or withholding from any such payment, the sum due from the Parent with respect to such payment will be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Administrative Agent receives a net sum equal to the sum which it would have received had no deduction or withholding been required.

13. PAYMENT OF EXPENSES; INDEMNIFICATION. The Parent will pay on demand, and will indemnify and save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, costs and expenses (including legal fees and expenses on a solicitor and own client basis and any sales, goods and services or other similar taxes payable to any governmental authority with respect to any such liabilities, costs and expenses) (a) incurred by the Administrative Agent and the Secured Parties in the enforcement of this Agreement, (b) with respect to, or resulting from, any failure or delay by the Parent in performing or observing any of its obligations under this Agreement, or (c) incurred by the Administrative Agent and the Secured Parties in performing or observing any of the other covenants of the Parent under this Agreement.

14. ADDITIONAL SECURITY. This Agreement is in addition and without prejudice to any security of any kind (including other guarantees) now or hereafter held by or for the benefit of the Administrative Agent and the Secured Parties or any of them and any other rights or remedies that the Administrative Agent might have.

15. GOVERNING LAW; ATTORNMENT. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario. Without prejudice to the ability of the Administrative Agent to enforce this Agreement in any other proper jurisdiction, the Parent irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable law, the Parent irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.

16. SUCCESSORS AND ASSIGNS. This Agreement will extend and enure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns and will be binding upon the Parent and its successors. The Parent's obligations hereunder will not be assigned or delegated. The Administrative Agent or any Secured Party may from time to time, and without notice to or the consent of the Parent, assign or transfer all or any of the Obligations or any interest therein in accordance with the Credit Agreement; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, any such Obligation or part thereof so transferred or assigned will remain an Obligation for the purposes of this Agreement and any immediate and successive assignee or transferee of any Obligation or any interest therein will, to the extent of the interest so assigned or transferred, be entitled to the benefit of, and the right to enforce, this Agreement.

17. TIME. Time is of the essence with respect to this Agreement and the time for performance of the obligations of the Parent under this Agreement may be strictly enforced by the Administrative Agent.

18. SEVERABILITY. If any provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all other terms and provisions hereof will nevertheless remain effective and will be enforced to the fullest extent permitted by law.

19. NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile or sent by electronic mail, as follows:

              (a)    if to the Parent:

                     BATTLE MOUNTAIN GOLD COMPANY
                     333 Clay Street
                     Suite 4200
                     Houston, Texas  77002-4103

                     Attention:    General Counsel
                     Facsimile:    713-650-0600
                     E-mail:       getter@bmgold.com


              (b)    if to the Administrative Agent:

                     CANADIAN IMPERIAL BANK OF COMMERCE
                     BCE Place, 161 Bay Street
                     8th Floor
                     Toronto, Ontario
                     M5J 2S8

                     Attention:    Syndication Agency
                     Facsimile:    (416) 956-3830

Any notices and other communications given hereunder will be deemed to have been given and to have been received on the day of delivery if so delivered, or on the day of facsimile or sending by other means of recorded electronic communication provided that such day is a Business Day and the communication is so delivered or sent prior to 4:30 p.m. (local time at the place of receipt). Otherwise, such communication will be deemed to have been given and to have been received on the following Business Day. Any communication mailed by certified or registered mail will be deemed to have been given and to have been received on the fifth Business Day following mailing, provided that no disruption of postal service is in effect. The Parent and the Administrative Agent may from time to time change the respective addresses or facsimile numbers for notice by giving notice to the other in accordance with the provision of this Section.

20. REPRESENTATIONS AND WARRANTIES. The Parent represents and warrants to the Administrative Agent (for its own benefit and for the benefit of the Secured Parties), upon each of which representations and warranties the Administrative Agent and the Secured Parties specifically rely, as follows:

       (1) GOOD STANDING, ETC. The Parent is a corporation duly incorporated under the laws of its jurisdiction of incorporation and is in good standing thereunder. The Parent has the necessary power and authority to enter into and perform its obligations hereunder.

       (2) NO RESTRICTIONS. The Parent is not a party to any agreement or instrument, or subject to any corporate restriction or any judgment, order, writ, injunction, decree, award, rule or regulation, which materially adversely affects or, to the best of its knowledge, in the future is likely to materially and adversely affect, its ability to issue the guarantee or to perform its obligations under this Agreement.

       (3) FULL DISCLOSURE. Neither the Parent's audited financial statements most recently delivered to the Administrative Agent or any Secured Party nor any other written statement furnished by or on behalf of and at the direction of the Parent to the Administrative Agent or any Secured Party in connection with the negotiation or consummation of the transactions as contemplated hereby contain, as of the time such statements were so furnished, any untrue statement of a material fact or omitted as of such time, a material fact necessary to make the statements contained therein not misleading, and all such statements, taken as a whole, together with this Agreement, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading.

       (4) CONSENTS. No consent, approval or authorization of, or declaration, registration, filing or qualification with, or giving of notice to, or taking of any other action, in respect of, any Person, governmental authority or agency is required on the part of the Parent in connection with the execution and delivery and enforcement of this Agreement.

       (5) DUE EXECUTION, ETC. This Agreement has been duly executed and delivered by or on behalf of the Parent and constitutes a valid and binding obligation of the Parent enforceable in accordance with its terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

       (6) NO DEFAULT, ETC. Neither the execution nor the delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms, conditions and provisions hereof conflicts with or will conflict with, or results or will result in, any breach of, or constitutes a default under any of the provisions of, the constating documents of the Parent or of any agreement or instrument to which the Parent is a party or by which the Parent, or any of its property or assets are bound or (except as contemplated by this Agreement) results or will result in the creation or imposition of any encumbrance upon any of the properties or assets of the Parent or results or will result in the contravention of any law or rule or regulation to which the Parent or its property or assets are subject and as a consequence of which the ability of the Parent to perform its obligations under this Agreement is or would likely be adversely affected.

21. DEBTOR'S FINANCIAL CONDITION. The Parent is fully aware of the financial condition of the Debtor.

22. EFFECTIVENESS. Notwithstanding anything set forth in this Agreement, this Agreement shall not become effective in respect of any Pari Passu L/C Line or any Pari Passu Operating Line until the Secured Party thereunder shall have executed and delivered to the Administrative Agent an agency agreement substantially in the form attached as Exhibit "A".

23. INTERPRETATION. Unless otherwise expressly provided in this Agreement, if any matter in this Agreement is subject to the consent or approval of the Administrative Agent or the Secured Parties or both or is to be acceptable to the Administrative Agent, the Tranche I Lenders or the Secured Parties or any combination of them, such consent, approval or determination of acceptability will be in the sole discretion of the Administrative Agent, the Tranche I Lenders or such Secured Parties, as applicable. If any provision in this Agreement refers to any action taken or to be taken by the Parent, or which the Parent is prohibited from taking, such provision will be interpreted to include any and all means, direct or indirect, of taking, or not taking, such action. The division of this Agreement into sections and paragraphs, and the insertion of headings, is for convenience of reference only and will not affect the construction or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders. When used in this Agreement, the word "including" (or includes) means "including (or includes) without limitation". Any reference in this Agreement to a "Section" means the relevant Section of this Agreement. Any reference in this Agreement to a "person" will be deemed to include an individual, corporation, partnership, trust, unincorporated organization, government and the heirs, executors, administrators or other legal representatives of an individual.

24. COPY OF AGREEMENT. The Parent acknowledges receipt of an executed copy of this Agreement.

              Dated: October 1, 1999


333 Clay Street, Suite 4200              BATTLE MOUNTAIN GOLD COMPANY
Houston, TX   77002-4103
U.S.A.                                   By:
                                            ----------------------------------
                                         Name:
                                         Title:
                                                                           c/s

                                         By:
                                            ----------------------------------
                                         Name:
                                         Title: